UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
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MITEK SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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MITEK SYSTEMS, INC.
770 FIRST AVENUE, SUITE 425
SAN DIEGO, CALIFORNIA 92101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 10, 2024
TO THE STOCKHOLDERS OF MITEK SYSTEMS, INC.
The annual meeting of stockholders of Mitek Systems, Inc. will be held at 9:00 a.m., local time, on Tuesday, September 10, 2024, at Mitek Systems, Inc. 770 First Avenue, Suite 425, San Diego, California 92101, for the following purposes:

1	.
To elect the following directors to serve until our 2025 annual meeting of stockholders and until their respective successors have been elected and qualified: Scott Carter, Rahul Gupta, James C. Hale, Susan Repo, Kimberly S. Stevenson, and Donna C. Wells;

2	.	To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2024;

3	.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement accompanying this notice; and

4	.	To transact such other business as may properly come before the meeting or any adjournment of postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this notice.
Our Board of Directors has fixed the close of business on July 25, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and all adjournments or postponements thereof. A list of these stockholders will be open to examination by any stockholder at the annual meeting and for a period of ten days ending on the day before the annual meeting, or September 9, 2024, during normal business hours at our executive offices located at 770 First Avenue, Suite 425, San Diego, California 92101. Enclosed for your convenience is a proxy card which may be used to vote your shares at the annual meeting. The proxy materials, including a proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, are available online at www.proxydocs.com/MITK.
You are invited to attend the annual meeting in person. Even if you expect to attend the annual meeting, it is important that you complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed return envelope (which is postage prepaid if mailed in the United States) in order to ensure that your shares are represented at the annual meeting. Even if you have voted by proxy, you may still revoke such proxy and vote in person if you attend the annual meeting. However, please note that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy card issued in your name from such record holder.

By Order of the Board of Directors

San Diego, California	Scott Carter
August 14, 2024	Interim Chief Executive Officer and Executive Chair of the Board

MITEK SYSTEMS, INC.
770 FIRST AVENUE, SUITE 425
SAN DIEGO, CALIFORNIA 92101

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 10, 2024
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this proxy statement (the “Proxy Statement”) and the enclosed proxy card because the Board of Directors (the “Board”) of Mitek Systems, Inc. (sometimes referred to as “we”, “us”, “our”, “Mitek” or the “Company”) is soliciting your proxy to vote at our 2024 annual meeting of stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.
We intend to mail this Proxy Statement and the accompanying materials to all stockholders of record entitled to vote at the Annual Meeting on or about August 15, 2024.
When and where will the Annual Meeting be held?
The Annual Meeting will be held at 9:00 a.m., local time, on Tuesday, September 10, 2024, at Mitek Systems, Inc. 770 First Avenue, Suite 425, San Diego, California 92101.
Who can vote at the Annual Meeting and how many votes do I have?
Only stockholders of record at the close of business on July 25, 2024 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 46,167,636 shares of common stock outstanding and entitled to vote. With respect to each proposal to be voted upon at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the record date.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on July 25, 2024, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, NA, then you are the stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date and return the enclosed proxy card or submit your proxy through the Internet or by telephone by following the instructions provided in the enclosed proxy card to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If at the close of business on July 25, 2024 your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Certain of these institutions offer the ability to direct your agent how to vote through the Internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting.
What am I voting on?
There are three matters scheduled for a vote at the Annual Meeting:

•Election of the six nominees for director named in this Proxy Statement to serve until our 2025 annual meeting of stockholders and until their respective successors have been elected and qualified (“Proposal No. 1”);
•Ratification of the appointment of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending September 30, 2024 (“Proposal No. 2”); and
•Approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement (“Proposal No. 3”);
Will there be any other items of business on the agenda?
Other than the election of directors, the ratification of the appointment of BDO as our independent registered public accounting firm, and the advisory vote on the compensation of our named executive officers, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•“For” each of the six nominees for director named in this Proxy Statement;
•“For” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending September 30, 2024; and
•“For” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement.
How do I vote?
With respect to Proposal No. 1, you may either vote “for” any or all of the nominees proposed by the Board, or you may “withhold” your vote for any or all of the nominees. For Proposal No. 2 and Proposal No. 3, you may vote “for” or “against” or abstain from voting. The procedures for voting are described below, based upon the form of ownership of your shares.
Stockholder of Record: Shares Registered in Your Name
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy through the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:
•To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.
•To vote by proxy through the Internet, go to the website address set forth on the enclosed proxy card and follow the instructions provided at the website.
•To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” using a touch-tone phone and follow the recorded instructions.
If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Standard Time on Monday, September 9, 2024, to be counted. If you are a stockholder of record and attend the Annual Meeting in person, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive and any previous proxy that you submitted, whether by mail, Internet or telephone, will be superseded by the vote that you cast in person at the Annual Meeting. If you have any questions regarding how to submit your proxy or vote your shares at the Annual Meeting, please call our Corporate Secretary at (619) 269-6800.
We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. To ensure that your vote is counted, simply complete, sign, date and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the Internet or by telephone. To vote in person at the Annual Meeting, you must obtain a proxy card issued in your name from your broker, bank or other agent in whose name the shares are registered prior to the Annual Meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials or contact your broker, bank or other agent to request a proxy card.
Who is paying for this proxy solicitation?
We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone, by facsimile or by electronic mail by our directors, officers or other employees. Our directors, officers or other employees will not receive additional compensation for soliciting proxies. We may request that any person holding stock in their name for the benefit of others, such as a broker, bank or other agent, forward the proxy materials to such beneficial owners and request authority to execute the proxy. We will reimburse any such broker, bank or other agent for their expenses in connection therewith.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You may change your vote with respect to any proposal by revoking your proxy at any time prior to the commencement of voting with respect to such proposal at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:
•You may submit another properly completed proxy with a later date by mail, through the Internet or by telephone (your latest Internet or telephone instructions submitted prior to the deadline will be followed);
•You may send a written notice that you are revoking your proxy to our Corporate Secretary at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary by no later than the close of business on Monday, September 9, 2024; or
•You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held of record by a broker, bank or other agent, you must contact such record holder to revoke any prior voting instructions or obtain a proxy card issued in your name from such record holder in order to vote in person at the Annual Meeting. Following the commencement of voting with respect to a proposal, you may not revoke your proxy or otherwise change your vote with respect to such proposal.
Votes will be counted by the inspector of elections appointed for the Annual Meeting.
How are my shares voted if I give no specific instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:
•“For” each of the six nominees for director named in this Proxy Statement;
•“For” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending September 30, 2024; and
•“For” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers as presented in this Proxy Statement.
This general authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, and you do not provide specific voting instructions, your shares will be voted as recommended by the Board.
If your shares are held of record by a broker, bank or other agent, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their clients or other beneficial owners in their discretion and for an explanation of broker non-votes.

What is a broker non-vote?
Under rules that govern brokers, banks and other agents that are record holders of company stock held in brokerage accounts for their clients who beneficially own the shares, such record holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Accordingly, a broker may submit a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote on non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”
What are the voting requirements that apply to the proposals discussed in this Proxy Statement?
The election of directors contemplated by Proposal No. 1 will be decided by a plurality of the votes cast. Accordingly, the six director nominees receiving the highest number of votes will be elected.
The ratification of the appointment of BDO as our independent registered public accounting firm contemplated by Proposal No. 2 and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers contemplated by Proposal No. 3, each require the affirmative vote of the majority of shares of common stock present or represented by proxy and entitled to vote on such proposals.
What is the effect of withhold authority votes, abstentions and broker non-votes?
Withhold Authority Votes: Votes withheld will have no effect on Proposal No. 1 because, under plurality voting rules, the six director nominees receiving the highest number of “for” votes will be elected.
Abstentions: Under Delaware law (under which Mitek is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote “against” for Proposal No. 2 and Proposal No. 3.
Broker Non-Votes:  Brokers, banks and other agents are not permitted to vote the uninstructed shares of their clients on a discretionary basis in the election of directors. Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal No. 1. Proposal No. 3 is also considered a “non-discretionary” matter on which your broker, bank or other agent will not be able to vote on your behalf if it does not receive instructions from you, and therefore there may be broker non-votes on Proposal No. 3. Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal No. 3.
If you hold your shares in street name and you do not instruct your broker, bank or other agent how to vote your shares on Proposal No. 1 and Proposal No. 3, no votes will be cast on your behalf on these proposals. Therefore, it is important that you indicate your vote on these proposals if you want your vote to be counted.
Proposal No. 2 is considered routine or a “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 2. Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal No. 2.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least the holders of a majority of the voting power of our common stock issued and outstanding on the record date and entitled to vote at the meeting are present in person, present by any means of remote communication authorized by the Board in its sole discretion or represented by proxy at the Annual Meeting. At the close of business on July 25, 2024, the record date for the Annual Meeting, there were 46,167,636 shares of common stock outstanding. Thus, a total of 46,167,636 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 23,083,819 votes must be represented at the Annual Meeting either in person or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Votes withheld from a director nominee and abstentions will be counted as present for purposes of establishing the required quorum. Broker non-votes will be counted as present for purposes of establishing the required quorum. If there is no quorum, the chairperson of the meeting or the holders of a majority of the voting power of the shares, which are entitled to vote at the Annual Meeting and are present in person, present by any means of remote communication authorized by the Board in its sole discretion or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.
I have also received a copy of the Company’s Annual Report on Form 10-K. Is that a part of the proxy materials?

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2024, accompanies this Proxy Statement. This document constitutes our Annual Report to Stockholders and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Form 10-K is not incorporated into, and is not part of, this Proxy Statement and should not be considered proxy solicitation material.
How can I find out the results of the voting at the Annual Meeting?
Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Current Report on Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Current Report on Form 8-K are preliminary, we will subsequently amend the Current Report on Form 8-K to report the final voting results within four business days of the date that such results are known.
When are stockholder proposals due for next year’s annual meeting of stockholders?
Our Annual Meeting is being held later during the calendar year than prior years as a result of the additional time required to prepare and file our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. We plan to return to our regular annual meeting schedule in 2025, including with respect to deadlines for stockholder proposals and director nominations, and we expect that our 2025 annual meeting of stockholders (the “2025 Annual Meeting”) will be held in March 2025.
Stockholders may submit proposals regarding matters appropriate for stockholder action for consideration at our next annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As we expect our 2025 Annual Meeting to convene more than 30 days from the anniversary of our 2024 Annual Meeting, to be considered for inclusion in the proxy materials for our 2025 Annual Meeting, a stockholder proposal, including a proposal for the nomination of directors, must be submitted in writing to our Corporate Secretary at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary, a reasonable time before we begin to print and send our proxy materials for the 2025 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8. We will announce the specific date by which such proposals must be received by us in a quarterly report on Form 10-Q or a current report on Form 8-K.
Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
Pursuant to the terms of our third amended and restated bylaws (the “Bylaws”), stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2025 proxy statement and proxy, must provide timely notice in writing to our Secretary. As we expect our 2025 Annual Meeting to be convened more than 30 days before the anniversary of the date of our 2024 Annual Meeting, to be timely, a stockholder proposal must be submitted in writing to our Corporate Secretary at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than those nominated by us must provide timely notice in the manner prescribed by, and that sets forth the information required by, Rule 14a-19 under the Exchange Act.
Do the Company’s officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?
Each of Scott Carter, Rahul Gupta, James C. “Jim” Hale, Susan J. Repo, Kimberly S. Stevenson, and Donna C. Wells has an interest in Proposal 1, the election to the Board of the six director nominees set forth herein. Members of the Board and our executive officers do not have any interest in Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm. Our executive officers have an interest in Proposal No. 3, the approval of the compensation of the named executive officers, as their compensation is subject to this vote.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Background

Pursuant to our Bylaws, the Board currently has fixed the number of authorized directors at six. The six director nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board, to serve until our next annual meeting of stockholders and until their successors have been duly elected and qualified.
Unless authorization to do so is withheld, it is intended that the persons named in this Proxy Statement will vote for the election of the six director nominees proposed by the Board. All proposed directors have been recommended by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). If any of the director nominees should become unavailable for election prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by the Board.

Specific Skills and Attributes to Be Represented on the Board

In consultation with our outside advisors, we have undertaken a review of the skills and attributes most critical for our Board of Directors to possess and evaluated each member of our current Board based on these qualities.

The areas in which each Board member is most equipped to provide leadership are noted in their individual biographies. It is important to note that not every Board member needs to be a leader in every area, nor does leadership in a larger number of areas make a Board member “better”; it is only critical that each quality is represented on our Board.

Skills and Attributes	Importance to Mitek
Industry knowledge	Mitek benefits from significant trends across several sectors including financial services, e-commerce, mobile, cellular, identity solutions and technology. Relevant industry expertise helps identify areas for growth or improvement as well as to craft the best business responses to market conditions.
Product marketing & sales	Mitek operates in competitive sectors and seeks to quickly launch and grow market share across its products. Product and marketing expertise helps in bringing new products to market & creating new markets as well as organizational design & delivery to achieve high revenue growth.
Strategic planning	Mitek operates in a highly dynamic field. Board members who have experience making strategic decisions for companies of various sizes, in various industries and at various stages in their development aid our continued high performance.
Technology leadership	The specific nature of Mitek’s businesses makes the ability to assess its technological competitiveness crucial.
Operational excellence	Strong management and a commitment to high performance are critical to maintaining and growing Mitek’s competitive position.
Human resources, compensation and succession planning	Mitek’s competitiveness depends on its ability to recruit and retain top-tier talent and to plan for its long-term needs.
Investor relations and fund-raising ability	The ability to explain Mitek’s story to the market is critical to maximizing stockholder value and ensuring the company has adequate access to capital.
Financial expertise	An understanding of Mitek’s financial position and outlook is essential to making informed strategic decisions for the Company.
Corporate governance leadership	Expertise in corporate governance supports assessment of the effectiveness of Mitek’s Board and proposing any necessary changes.
Mergers & acquisitions (M&A) experience	Ability to evaluate M&A opportunities is essential to delivering stockholder value.

Skills and Attributes	Importance to Mitek
Diverse perspective	Diversity in perspective, background and experience is critical to our ability to serve our customers, identify opportunities and address problems. A demonstrated commitment to diversity of backgrounds and experiences is crucial to our ability to attract and retain talent.
Global experience	Success in our industry requires constant expansion to new markets, and our Board members need to be equipped to evaluate the state of our business in global markets.
Cyber oversight, cyber governance expertise	Protecting personal and business-critical data is essential to maintaining business resilience. Expertise in reviewing and assessing the design and effectiveness of cybersecurity policies and procedures at the board level ensures proper monitoring, reporting, and regular review of key risks within current and mature cybersecurity practices and systems.
The following table includes the names and certain information about the nominees for director. All of the nominees named below have consented to being named herein and to serve on the Board, if elected.

Name	Age	Position
Scott Carter	54	Interim Chief Executive Officer and Executive Chair of the Board
Rahul Gupta(1)(2)	65	Director
James C. “Jim” Hale(1)(2)	72	Director
Susan J. Repo(1)(3)	57	Director
Kimberly S. Stevenson(1)(2)	62	Lead Independent Director
Donna C. Wells(3)	63	Director
———————
(1)Member of the Audit Committee of the Board (the “Audit Committee”)
(2)Member of the Compensation Committee of the Board (the “Compensation Committee”)
(3)Member of the Nominating Committee

Scott Carter. Scott Carter has served as the Interim Chief Executive Officer and Executive Chair of the Board since June 1, 2024, as Chair of the Board from December 2023 through May 2024, as Executive Chair from January to December 2023, and as a director since March 2022, and as a special advisor to our former CEO and Board of Directors sharing his industry knowledge and assisting with product and market strategy since December 2020. From September 2014 to July 2018 he served as the Chief Executive Officer and previously Chief Operating Officer of ID Analytics, now LexisNexis, a provider of risk management solutions offering credit risk, consumer protection, risk identification, fraud detection, payment, and theft protection services. From May 2019 until December 2020, Mr. Carter served as the Chief Operating Officer and Advisor of Brain Corp, an artificial intelligence company which creates transformative core technology for the robotics industry. Mr. Carter previously served as our Chief Marketing Officer from July 2013 until September 2014. From January 2005 to June 2013, Mr. Carter served as Senior Vice President with Experian Decision Analytics, a consumer credit reporting company which sells decision analytic and marketing assistance to businesses. Mr. Carter is a member of the board of directors of Guardinex, Inc. and previously served on the board of directors of Vital4, and LendingUSA. Mr. Carter has also advised various private equity firms on prospective acquisitions of SaaS, FinTech and data and AI enabled companies. Mr. Carter also served as the Chair of the Board of Ubiq Security, Inc. from July of 2018 through June of 2019. Mr. Carter earned a Bachelor of Arts from the University of Delaware and a Masters in Business Administration from the University of Delaware, Lerner College of Business. In addition he has completed further executive education at the Kellogg School at Northwestern University and holds a Directorship Certification from NACD. Mr. Carter is a seasoned executive with a diverse range of experiences as a technology business leader, advisor and board member. Having held C-level positions for leading solution providers and previously in client-side industry roles, Mr. Carter has a uniquely 360-degree view and has a consistent track record of accelerating growth for organizations, utilizing client and market insight to inform strategy, corporate development product, technology, sales and marketing activities.

Skills and attributes: Industry knowledge; product marketing & sales; strategic planning, technology leadership; operational excellence; human resources; compensation and succession planning; corporate governance leadership; and global experience.

Rahul Gupta. Rahul Gupta has served as a director since March 2022. From January 2017 to March 2019, Mr. Gupta served as CEO of RevSpring, a high-growth technology services organization that provides intelligent financial engagement and payment solutions to 2,000 leading healthcare providers. Mr. Gupta also previously served as Group President, Billing and Payments at Fiserv, from November 2014 to December 2016, and as Group President, Digital Payments, at Fiserv from December 2006 to November 2014. Mr.

Gupta is a current board member at Corpay (NYSE: CPAY) and the following private companies: Amount, Exact Payments, SavvyMoney, and Capital Good Fund. Mr. Gupta is a former board member after successful exits at Cardtronics, Zego/PayLease, and nContracts. Additionally, he is an advisor at NYCA, a venture capital fund, the following private equity funds: Platform Partners, and StoicLane, as well as several fintech companies. He is an Ambassador for the University of Southern California, a member of USC Provost Associates, and a mentor to multiple startup teams at the Viterbi School of Engineering. Mr. Gupta graduated Magna Cum Laude with a Masters of Business Administration from Indiana University and holds a Bachelor of Arts in Commerce from Delhi University as well as a CPA certification from India. Mr. Gupta is well qualified to serve on our Board of Directors due to his over 35 years of experience in the financial services and fintech industries having served in a variety of capacities at the board and executive levels.

Skills and attributes: Industry knowledge; product marketing & sales; strategic planning; technology leadership; investor relations and fund-raising; financial expertise; M&A experience; cyber oversight; cyber governance expertise; and global experience.
James C. Hale. Mr. Hale has served as a director since November 2014. Prior to joining the Board, Mr. Hale served on our advisory board from September 2012 until November 2014. Mr. Hale has launched and grown multiple businesses that leveraged his vision of the evolving financial services marketplace, knowledge of emerging financial technologies, and global network at top financial service companies built over several decades in commercial and investment banking. Since 2011, Mr. Hale has been advising growth companies as a consultant at Columbus Strategic Advisors, LLC, a firm he co-founded. In 1998, Mr. Hale co-founded and served as Senior Managing Member and Chief Executive Officer of Financial Technology Ventures, now FTV Capital, an investment firm specializing in venture capital and private growth equity investments in financial technology companies worldwide, where he is currently a Partner Emeritus. From 1982 to 1998, Mr. Hale was with BancAmerica Securities (formerly Montgomery Securities) where he was the Senior Managing Partner and Head of the Financial Services Group, a practice that he founded. From 2015, Mr. Hale has served as a director and risk committee chair of ACI Worldwide (Nasdaq: ACIW), a global software company, and as a director of Visual Edge Technology, a national provider of office technology solutions. From 2014, Mr. Hale has served as a director and audit committee chair of Bank of Marin Bancorp (Nasdaq: BMRC), an independent commercial and retail bank in Northern California. Mr. Hale was a director of ExlService Holdings, Inc. (Nasdaq: EXLS), a business process outsourcing company, from 2001 to 2009 and a director and board chair of Official Payments (Nasdaq: OPAY), a global electronic payments software company, from 2010 to 2014. In addition, Mr. Hale was a director of the State Bank of India (California), a California state chartered bank, and Public Radio International, a media company, among other private company boards. He holds a Bachelor of Science in Finance and Accounting from the University of California, Berkeley, an MBA from Harvard Business School, and is a Certified Public Accountant (inactive). Mr. Hale is well qualified to serve on our Board of Directors due to his 35 years of management experience in the banking, payments, financial services and technology industries, and expertise and experience as a corporate director and board chair of other public and private companies.

Skills and attributes: Industry knowledge; strategic planning; technology leadership; investor relations and fundraising ability; financial expertise; corporate governance leadership; M&A experience; and global experience.
Susan J. Repo. Ms. Repo has served as a director since June 2021. Since February 2021 she has served as Chief Financial Officer of ICEYE, a Finnish micro satellite manufacturer. From 2013 to 2018, Ms. Repo held various positions at Tesla, an electric vehicle manufacturer, most recently serving as Corporate Treasurer and Vice President Finance. From 2019 to 2020, Ms. Repo served as the Chief Operating Officer of MariaDB Corporation, an open source storage company. In 2019, Ms. Repo served as the Chief Executive Officer and Chief Operating Officer of DriveOn, an automotive fintech company, and in 2018, Ms. Repo served as the Chief Financial Officer of Topia, a talent mobility platform. From 2007 to 2013, she served as Senior Director of International Tax at Juniper Networks, Inc., a multinational corporation that develops and markets networking products, including routers, switches, network management software, network security products, and software-defined networking technology. Ms. Repo currently serves on the board of directors of: GM Financial Bank, a member of the General Motors subsidiaries, Matterport, Inc., and previously served on the board of Call2Recycle, Inc., the largest battery stewardship and recycling organization in North America, where she chairs the audit & technology committee. Ms. Repo holds a Bachelor of Science in Business Administration and Finance from the University of Southern California and a JD from the Chicago-Kent College of Law, at the Illinois Institute of Technology University and a Masters of Law from Stanford Law School. The Board believes her diverse experiences in the technology industry make her well qualified to serve on the Board.

Skills and attributes: Financial expertise; corporate governance leadership; M&A experience; strategic planning; global experience; operational excellence; investor relations and fundraising abilities; human resources; compensation and succession planning; technology leadership; and diverse perspective.

Kimberly S. Stevenson. Ms. Stevenson has served as our lead independent director since June 2024 and previously from January 2023 to December 2023, and as a director since November 2020. Previously, Ms. Stevenson served as senior vice president and general manager of the Foundational Data Services Business Unit at NetApp, Inc., a publicly traded provider of cloud data services.

Previously, Ms. Stevenson served as senior vice president and general manager of data center products and solutions for Lenovo, a multinational technology company, from March 2017 to October 2018. From September 2009 to February 2017, she served as a corporate vice president at Intel Corporation, holding various positions including chief operating officer for the client and internet of things businesses and systems architecture group from September 2016 to February 2017, chief information officer from February 2012 to August 2016, and general manager, IT operations and services, from September 2009 to January 2012. Prior to joining Intel, Ms. Stevenson spent seven years at the former Electronic Data Systems, now DXC Technology, with responsibility for global development and delivery of enterprise services. She also spent more than 17 years at IBM in various finance and operational roles. Ms. Stevenson currently serves as a director of Verisk Analytics, Inc., and Ambiq Micro Solutions. She previously held board positions with Quarterhill, Inc., Skyworks Solutions, Inc., Boston Private Financial Holdings and Riverbed Technology, all publicly traded companies at the time. She also served as a director of Cloudera, a private enterprise software company, and the National Center for Women and Information Technology, a non-profit organization. Ms. Stevenson holds a Bachelor of Science in Accounting and Business Management from Northeastern University and an MBA from Cornell.

Skills and attributes: Industry knowledge; product marketing and sales; strategic planning; technology leadership; operational excellence; financial expertise; corporate governance leadership; diverse perspective; cyber oversight; cyber governance expertise; and global experience.
Donna C. Wells. Ms. Wells has served as a director since November 2019. Prior to joining our Board, she served on our advisory board from September 2017 until November 2019. Ms. Wells is a serial entrepreneur, an experienced board director, and an innovator in the financial services, FinTech and cloud software industries. She is currently CEO of Valencia Ventures, a private company that provides strategic consulting and corporate governance services. From 2010-2017, Ms. Wells served as Board Director, President and CEO of Mindflash Technologies, Inc., an innovative venture-backed enterprise software startup that built a corporate training platform for businesses. In that capacity, she led the company from SaaS product launch to market leadership and to recognition as a Top 50 Small US Company to Work for by Fortune. Prior to her role at Mindflash, Ms. Wells was CMO at Mint Software, Inc. from 2007-2009. There, she led the growth strategy for this breakthrough, mobile personal finance software company from product launch to the company’s acquisition by Intuit. Prior to Mint, Ms. Wells had a 20-year career in strategic marketing with The American Express Company and The Charles Schwab Corporation and led marketing for two Fortune 500 companies, Intuit and the Expedia Group. She currently serves as a Board Member at Walker & Dunlop, a leading CRE Finance company, where she is chair of the Audit and Risk committee and a member of the Nominating and Corporate Governance committee. Ms. Wells also serves on the board of Betterment Holdings, Inc., an independent digital wealth management platform. She was previously a director at Boston Private Financial Holdings, Inc, a bank holding company, from 2014 to 2018 and Apex Technology Acquisition Corporation, a special purpose acquisition company, from 2019 to 2021. In September 2019, Ms. Wells was appointed by the Center for Entrepreneurial Studies at the Stanford University Graduate School of Business as a Lecturer in Management. In September 2021, she was named Board Director of the Year by the Women in Information Technology organization. She holds an MBA from Stanford University and a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania. Ms. holds a Director Certification from the National Association of Corporate Directors and was named Board Director of the Year by Women in Information Technology in 2021. The Board believes Ms. Wells is well qualified to serve as a director due to her wealth of experience in the FinTech and cloud software industries.

Skills and attributes: Industry knowledge; product marketing and sales; strategic planning; technology leadership; operational excellence; financial expertise; and diverse perspective.
None of our directors have any family relationships with any of our other directors or executive officers. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors.

Required Vote
The election of directors contemplated by Proposal No. 1 will be decided by a plurality of the votes cast. Accordingly, the six director nominees receiving the highest number of votes will be elected.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION TO THE BOARD FOR EACH OF THE NOMINEES DISCUSSED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm BDO to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2024.
Neither our governing documents nor applicable laws require stockholder ratification of the appointment of BDO as our independent registered public accounting firm. However, the Board is submitting the appointment of BDO to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of BDO, the Audit Committee will reconsider whether or not to retain BDO. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders. Representatives of BDO are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.
Changes in Registrant’s Certifying Accountant
On May 23, 2022, Mayer Hoffman McCann P.C. (“Mayer Hoffman”) notified us of its decision to resign as the Company’s independent registered public accounting firm effective on the earlier of (i) the date the Company engages a new independent registered public accounting firm or (ii) the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 or (iii) August 16, 2022, as reported on a Current Report on Form 8-K, filed with the SEC on May 27, 2022. On July 17, 2022 our Board approved the appointment of BDO as our independent registered public accounting firm, effective July 18, 2022, as reported on a Current Report on Form 8-K, filed with the SEC on July 18, 2022.
The reports of Mayer Hoffman on the Company’s consolidated financial statements for the fiscal years ended September 30, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended September 30, 2021 and 2020, and in the subsequent interim periods through July 18, 2022, there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Mayer Hoffman on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Mayer Hoffman, would have caused Mayer Hoffman to make reference thereto in its reports.
During the fiscal years ended September 30, 2021 and 2020, and in the subsequent interim periods through July 18, 2022, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except for a material weakness disclosed under “Item 4. Controls and Procedures” of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022 and “Item 9A. Controls and Procedures” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021. During the fiscal year ended September 30, 2022 there were material weaknesses disclosed under “Item 4. Controls and Procedures” of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.
Representatives of Mayer Hoffman are not expected to be present at the Annual Meeting and will not have the opportunity to make a statement and respond to appropriate questions.
Independent Registered Public Accounting Firm Fee Information
The following table sets forth the aggregate fees billed by BDO for the services indicated for the fiscal years ended September 30, 2023. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended September 30, 2023	Fiscal Year Ended September 30, 2022
Audit Fees(1)	$5,089,000	$5,541,000
Audit-Related Fees(2)	260,000	188,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$5,349,000	$5,729,000
———————
(1)This category represents fees paid to BDO for (i) the audits of our annual financial statements for the fiscal year ended September 30, 2023 and 2022, included in our annual reports on Form 10-K for such periods; (ii) the review of our unaudited interim period financial statements for the fiscal year ended September 30, 2023, included in our quarterly reports on Form 10-Q for such periods and the review of our unaudited interim period financial statements for the quarter ended June 30, 2022, included in our quarterly report on Form 10-Q for such period; (iii) the audits of our internal control over financial reporting for the fiscal years ended September 30, 2023 and 2022; and (iv) the services that are normally provided by BDO in connection with statutory and regulatory filings or engagements.
(2)This category represents fees for assurance and related services that are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards.
The following table sets forth the aggregate fees billed by Mayer Hoffman for the services indicated for the fiscal years ended September 30, 2023 and 2022. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended September 30, 2023	Fiscal Year Ended September 30, 2022
Audit Fees(1)	$—	$109,296
Audit-Related Fees(2)	160,500	160,500
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$160,500	$269,796
———————
(1)This category represents fees paid to Mayer Hoffman for (i) the review of our unaudited interim period financial statements for the quarterly periods ended December 31, 2021 and March 31, 2022, in each case included in our quarterly reports on Form 10-Q for such periods; (ii) the services that are normally provided by Mayer Hoffman in connection with statutory and regulatory filings or engagements.
(2)This category represents fees paid to Mayer Hoffman for procedures performed related to the issuance of their consent which is included in our Annual Report on Form 10-K for the periods ended September 30, 2023 and 2022.
Auditor Independence
In our fiscal year ended September 30, 2023, there were no other professional services provided by BDO or Mayer Hoffman, other than those described above, that would have required our audit committee to consider their compatibility with maintaining the independence of BDO or Mayer Hoffman.
Audit and Non-Audit Services Pre-Approval Policies
The Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm. Under these policies and procedures, prior to the engagement of the independent registered public accounting firm for pre-approved services, requests or applications for the independent registered public accounting firm to provide services must be submitted to the Audit Committee and must include a detailed description of the services to be rendered. Our Chief Financial Officer and the independent registered public accounting firm must ensure that the independent registered public accounting firm is not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval, and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent registered public accounting firm and the related fees.
Each request or application must include:
•a recommendation by our Chief Financial Officer as to whether the Audit Committee should approve the request or application; and
•a joint statement of our Chief Financial Officer and the independent registered public accounting firm as to whether, in their view, the request or application is consistent with the SEC’s requirements for auditor independence.
The Audit Committee also will not permit the independent registered public accounting firm to be engaged to provide any services to the extent that the SEC has prohibited the provision of those services by an independent registered public accounting firm, which generally include:
•bookkeeping or other services related to accounting records or financial statements;
•financial information systems design and implementation;
•appraisal or valuation services, fairness opinions or contribution-in-kind reports;
•actuarial services;
•internal audit outsourcing services;
•management functions;
•human resources;

•broker-dealer, investment adviser or investment banking services;
•legal services;
•expert services unrelated to the audit; and
•any service that the Public Company Accounting Oversight Board determines is not permissible.
All fees paid to BDO and Mayer Hoffman for our fiscal years ended September 30, 2023 and 2022, were pre-approved by our Audit Committee.
Required Vote
The ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending September 30, 2024, requires the affirmative “FOR” vote of the majority of shares of common stock present or represented by proxy and entitled to vote on the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF BDO TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2024.

PROPOSAL NO. 3
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders the opportunity to vote on an advisory (non-binding) resolution, commonly known as a “say-on-pay” resolution, to approve the compensation of our named executive officers as described in this Proxy Statement in the section titled “Executive Compensation,” beginning on page 24, the compensation tables contained therein and any related narrative discussion contained in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
Our executive compensation program is designed to optimize our ability to attract, reward and retain the executive leadership required to execute our business strategy in direct alignment with the interests of our stockholders. This is accomplished through utilizing an appropriate, market competitive mix of short and long term compensation components that allow balanced leveraging of fixed and at-risk variable cash and equity compensation components. These components include annual base salaries, performance-based annual incentive plans along with inducement and ongoing time and performance-based equity grants. Compensation levels are determined and applied relative to location, role, level of contribution and related performance criteria. Under these programs, our executive officers are rewarded for the achievement of specific financial and business goals which are intended to result in increased stockholder value. Accordingly, Mitek triangulates compensation levels and mix at the time of hiring and on an ongoing basis based upon competitive market data, value of the role to the business, and relative individual performance contribution. Using both internal and external compensation data and advisory services to guide Mitek relative to the regulatory and competitive landscape of our competitive market and proxy peer groups within the technology sector to ensure alignment of compensation and rewards with our greatest opportunities and desired business outcomes. Please read the section below titled “Executive Compensation” for additional details about our executive compensation programs, including information regarding the 2023 fiscal year compensation of our named executive officers.
We believe that the compensation of our named executive officers for the 2023 fiscal year was appropriate and reasonable and that our compensation policies and procedures are sound and support the best interests of our company and our stockholders. Additionally, we believe that our compensation policies and procedures are effective in aligning the executives’ long-term interests with those of our stockholders.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Mitek Systems, Inc. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, compensation tables and narrative discussion in the Proxy Statement.”
Required Vote
The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, requires the affirmative “FOR” vote of the majority of shares of common stock present or represented by proxy and entitled to vote on the proposal.
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.  As an advisory vote, the outcome of the vote on this proposal is not binding upon us.  However, the Board, with input from the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.
As described in its charter, the Audit Committee meets with the independent auditors and our officers or other personnel responsible for our financial reports. The Audit Committee is responsible for reviewing with the auditors the scope and the results of the audit. The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Among other matters, the Audit Committee considers and selects a certified public accounting firm as our independent auditor. The Audit Committee held 33 meetings during the 2023 fiscal year.
In accordance with rules adopted by the SEC, the Audit Committee states that:
•The Audit Committee has reviewed and discussed with management our audited financial statements for the 2023 fiscal year.
•The Audit Committee has discussed with BDO, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
•The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed with BDO its independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, for filing with the SEC.
Audit Committee
Rahul Gupta
James C. Hale
Susan J. Repo
Kimberly S. Stevenson
This foregoing Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
General
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the charters of all of the committees of the Board and our Code of Business Conduct (the “Code of Business Conduct”) described below may be viewed on the Investor Site section of our website at www.miteksystems.com. You may also request a copy of any of these documents free of charge by writing to our Corporate Secretary at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary.
Director Independence
The Board is responsible for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the company’s board of directors. The Board consults with our legal counsel to ensure that the Board’s determinations regarding the independence of our directors are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director (or former director, as applicable), or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has determined that all of our directors other than Mr. Carter (who is employed as the Interim Chief Executive Officer of the Company) are independent, in each case as defined in Nasdaq Listing Rule 5605(a)(2). In addition, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership.
Meetings of the Board
The Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the 2023 fiscal year, the Board met eight times and acted by unanimous written consent six times. No director attended fewer than 75% of the aggregate number of meetings held by the Board during the 2023 fiscal year.
Executive Sessions
As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive session at which only they are present.
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage all of our directors to attend. For our 2023 annual meeting of stockholders, all of our directors attended the annual meeting (either in person or via telephone).
Board Leadership Structure
During the past few years, the Board has required that the Board be chaired by an independent Director and has not combined that role with the role of Chief Executive Officer. Due to the recent termination of Mr. Carnecchia, Mr. Carter is currently serving as the Company’s Executive Chair of the Board and Interim Chief Executive Officer while the Company performs a search for a permanent Chief Executive Officer. Once the Company has hired a permanent Chief Executive Officer, Mr. Carter and the Board intend that Mr. Carter will resign as the Interim Chief Executive Officer and from the Executive Chair role but remain as the Company’s Non-Executive Chair of the Board. Due to the interim nature of Mr. Carter’s Chief Executive Officer position, the Board appointed Ms. Stevenson, a member of the Board since November 2020, as Lead Independent Director for the time period where Mr. Carter is serving as both Executive Chair of the Board and Interim Chief Executive Officer. The Board believes that the current structure of a combined interim Chief Executive Officer and Executive Chair of the Board role is appropriate given the circumstances and intended short term nature of this arrangement and the addition of a Lead Independent Director to provide additional oversight. The Board believes this arrangement appropriately allocates the oversight of the business among the directors and the executive officers during this transition period. While the Board believes the current structure is appropriate at this time and provides the most effective leadership for the Company, the Board currently intends to return to separated positions for the Chair of the Board and Chief Executive Officer following the hiring of a new permanent Chief Executive Officer. The Board does retain the flexibility to determine on a case-by-case basis whether the positions of Chair of the Board and Chief Executive Officer should be combined or separated and whether an independent director should serve as Chair of the Board. This flexibility permits the Board to organize its functions and conduct its business in a manner it deems most effective and in the best interest of the Company and its stockholders in then prevailing circumstances.
Board’s Role in Risk Oversight
The Board is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. The Board, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of the Board, which oversee risks inherent in their respective areas of responsibility, reporting to the Board regularly and involving the Board in their performance of risk oversight, as necessary. For example, the Audit Committee oversees our financial exposure and financial reporting related risks and the Compensation Committee oversees risks related to our compensation programs and practices. The Board, as a whole, directly oversees our strategic and business risk, including, among other items, product development risk and cybersecurity risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe the Board’s leadership structure supports its role in risk oversight, with our Interim Chief Executive Officer, Chief Financial Officer and Chief Legal Officer responsible for assessing and managing risks facing the Company day-to-day and the members of our Board providing oversight of such risk management.
Information Regarding Board Committees
The Board has established standing Audit, Compensation, and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The three committees operate under written charters adopted by the Board, each of which is available on our Internet website at www.miteksystems.com under “Investors.” The following table sets forth the number of meetings held and actions taken by written consent during the 2023 fiscal year for each of the committees of the Board and current membership for each of the committees of the Board. No member of the Board attended fewer than 75% of the aggregate number of board and committee meetings on which such board member served during the 2023 fiscal year.

	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee
Employee Director:
Scipio “Max” Carnecchia(1)	—		—		—
Scott Carter(2)	—		—		—
Non-Employee Directors:
James C. Hale	X		—		X
Rahul Gupta	X		—		X
Susan J. Repo	X	(3)	X		—
Kimberly S. Stevenson	X		—		X	(3)
Donna C. Wells	—		X	(3)	—
Total meetings in the 2023 fiscal year	33		4		9
Total actions taken by written consent in the 2023 fiscal year	—		1		1
———————
(1)Mr. Carnecchia’s employment with the Company was involuntarily terminated by the Board of Directors “without cause” as defined in Mr. Carnecchia’s employment agreement effective as of May 31, 2024. Mr. Carnecchia subsequently resigned from the Board of Directors effective as of June 9, 2024.
(2)Mr. Carter served as Executive Chair from January 24, 2023 through December 1, 2023, as Non-Executive Chair of the Board from December 2, 2023 through May 31, 2024, and currently serves as Executive Chair and Interim Chief Executive Officer since June 1, 2024. Prior to his appointment as Executive Chair in January 2023, Mr. Carter served as a member of the Compensation and Audit Committees.
(3)Committee chairperson.
Audit Committee
We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(a) of the Exchange Act. The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of our independent registered public accountants. The current members of the Audit Committee are Messrs. Hale and Gupta and Mses. Repo and Stevenson. The Board has determined that Ms.

Repo is an “audit committee financial expert” in accordance with applicable SEC rules. Each of the members of the Audit Committee is an “independent” director within the meaning of the applicable Nasdaq listing standards, as well as applicable SEC rules and regulations.
Compensation Committee
The Compensation Committee reviews executive compensation, establishes executive compensation levels, recommends employee compensation programs, administers our incentive plans, and monitors the Company’s compliance with applicable SEC rules and Nasdaq listing standards. The current members of the Compensation Committee are Messrs. Gupta and Hale and Ms. Stevenson, each of whom is an “independent” director within the meaning of the applicable Nasdaq listing standards, as well as applicable SEC rules and regulations.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding the composition and structure of the Board, establishing criteria for Board membership and corporate policies relating to the recruitment of Board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance. The current members of the Nominating and Corporate Governance Committee are Mses. Repo and Wells, each of whom is an “independent” director within the meaning of the applicable Nasdaq listing standards, as well as applicable SEC rules and regulations.

Board Diversity

The Nominating Committee recognizes the benefits associated with a diverse board and takes diversity considerations into account when identifying candidates.

The tables below provide certain highlights of the composition of our board members and nominees as of July 29, 2024 and August 10, 2023, respectively. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of July 29, 2024)
Total Number of Directors	6
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	3	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Asian	1	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Board Diversity Matrix (as of August 10, 2023)
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Asian	1	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Consideration of Director Nominees
Director Qualifications
When evaluating nominees for election as directors (including all persons recommended by stockholders to become nominees for election as directors), the Nominating Committee takes into account: (i) all factors the Committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge; and (ii) the following minimum qualifications:
•the highest personal and professional ethics, integrity and values and sound business judgment;
•a background that demonstrates significant accomplishment in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;
•relevant expertise and experience and an ability to offer advice and guidance to our chief executive officer based on such expertise and experience;
•independence from any particular constituency and an ability to be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and
•sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business;
The Nominating Committee retains the right to modify these criteria from time to time.

Current Director Qualifications

	Carter	Gupta	Hale	Repo	Stevenson	Wells
Corporate Governance Experience as a director of another publicly listed company.		X	X	X	X	X
Strategic Planning Experience as a senior executive or board member in the development of annual corporate strategic plans, including capital allocation, and mergers, acquisitions, or divestiture decision-making.
	X	X	X	X		X
Executive Leadership Experience as a CEO/President or senior executive in a complex business.	X	X	X	X	X	X
Industry Experience in enterprise software, financial services, identity verification, or fraud prevention.	X	X	X		X	X
Finance/ Accounting/ Audit Experience in preparing, auditing, analyzing, or evaluating financial statements for a complex business.		X	X	X	X	X
Capital Markets Experience in debt and equity markets, corporate finance, investor and analyst relations.			X	X
Human Capital Management and Executive Compensation Experience in human resource strategy and planning, leadership management, development, and incentive plans, diversity, equity, and inclusion.	X	X		X	X
Technology Experience as a senior executive in a software company responsible for strategy, product leadership, software development, corporate IT, or cybersecurity.	X	X	X	X	X	X
Product/ Marketing/ Sales Experience as a CPO, CMO or senior Revenue/Growth/ Customer executive in a complex business.	X	X			X	X
International Experience as a senior executive in a complex business with material operations outside the United States.	X			X
Diversity
Consistent with its proactive evaluation of director performance, skills and attributes, the Board is committed to a policy of inclusiveness and actively seeks out highly qualified diverse candidates (including age, race, gender, sexual orientation, and ethnicity) to include in the pool from which director nominees are chosen. These diversity characteristics are, and will continue to be, a priority for the Nominating and Governance Committee and the Board in our director nomination process because we believe it is important for the Board’s composition to appropriately reflect the diversity of our Company, shareholders, workforce, customers and communities. The composition of our director nominees reflects these ongoing efforts and the importance of differentiating personal characteristics and diversity among our directors.
Stockholder Nominations
The Nominating Committee will consider director candidates recommended by our stockholders of record. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not a candidate was recommended by a stockholder of record. As we expect that the date of our 2025 Annual Meeting will be more than 30 days before the one year anniversary of our 2024 Annual Meeting, stockholders of record who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation and timely notice in accordance with our Bylaws to the Nominating and Corporate Governance Committee at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

Each written recommendation must set forth, among other information:
•the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•any option, warrant, convertible security, stock appreciation rights, or similar right with an exercise or conversion privilege or settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, directly or indirectly, owned beneficially by such stockholder of record and any beneficial owner on whose behalf the nomination is being made, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
•any proxy, agreement, arrangement, understanding, or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any security of any class or series of the Company;
•any short interest in any security of the Company held by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;
•the proposed director candidate’s name, age, business address and residential address;
•complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;
•the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;
•a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and
•any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.
Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above and more fully set forth in our Bylaws, the Secretary will provide the foregoing information to the Nominating Committee.
Evaluating Nominees for Director
Our Nominating Committee considers director candidates that are suggested by members of the committee, other members of the Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above. The Nominating Committee may, in the future, also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating Committee, but to date it has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee evaluates all nominees for director under the same approach whether they are recommended by stockholders or other sources.
The Nominating Committee reviews candidates for director nominees in the context of the current composition of the Board and committees of the Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees of the Board and the Company, to maintain a balance of knowledge, experience, diversity and capability. In addition, the Nominating Committee seeks candidates with significant experience in the Company’s targeted markets. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Board, the committees of the Board and the Company during their respective terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee will also determine whether the nominee meets the minimum director qualifications set forth above, has at least the same level of education and experience as the Company’s then-current directors, and whether such nominee is independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.
The Nominating Committee will evaluate each proposed director’s candidacy, including proposed candidates recommended by security holders and recommend whether the Board should nominate such proposed director candidate for election by our stockholders.

Code of Business Conduct
We have adopted a Code of Business Conduct that applies to all of our executive officers and employees, and directors. Our Code of Business Conduct is posted on the Investor Relations section of our website under the heading Corporate Governance which can be found at: https://investors.miteksystems.com.
Any amendments or waiver of our Code of Business Conduct pertaining to a Board member or one of our executive officers will be disclosed on our website at the above-referenced address.
Stockholder Engagement
We value our relationships with our stockholders and other stakeholders and engage with them on a broad range of topics that are of interest and priority to us and our stockholders including corporate governance, executive compensation, board leadership and composition, human capital, and environmental and social matters.
Our CEO and Head of Investor Relations and members of our Board are responsible for leading our stockholder outreach. In fiscal 2023, we focused our stockholder engagement on our top 20 institutional stockholders who hold a significant portion of our outstanding common stock, which represented approximately 36% of our outstanding common stock through one on one in-person meetings, virtual meetings or telephone calls as well as at investor conferences. Our CEO and Head of Investor Relations attended all such meetings and our Executive Chair or other board members attended a portion of such meetings.
Our engagement enables us to better understand our stockholders’ priorities and perspectives. We share the feedback from these conversations with our Board, and, when appropriate, the Board considers and implements perspectives in response to stockholder feedback.
Stockholder Communications to the Board
Stockholders may contact an individual director, the Board as a group or a specified committee or group of directors, including the non-employee directors as a group, at the following address: Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Board of Directors. Additionally, stockholders may contact the Board by sending an email addressed to the Board to ir@miteksystems.com. Additional information and contact details may be found on our website at: www.miteksystems.com. We will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics or request general information about the Company.
Members of our Board, our executive management and our investor relations teams regularly interact with our stockholders to discuss a variety of topics including, but not limited to, operations of the business, industry developments, competition, management compensation, legal topics and risks to the company. The Company interacts with our stockholders via telephone calls and in-person meetings at investor conferences, in non-deal road shows, and meetings at the Company’s headquarters. During our 2023 fiscal year, we estimate that we interacted with investors representing over 36% of our outstanding common stock.
Procedures for Approving Related Party Transactions
Our Board is committed to the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Under its charter, the Audit Committee is charged with reviewing and approving all potential related party transactions. All such related party transactions are then required to be reported under applicable SEC rules. In approving or rejecting a proposed transaction, our Audit Committee will consider the relevant facts and circumstances, including but not limited to: potential conflicts of interest, the costs and benefits to the Company, the nature of the related party’s interest in the transaction, the availability and terms of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Other than as may be required by the Audit Committee’s charter, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case-by-case basis.
Certain Relationships and Related Party Transactions
Other than equity and other compensation, termination, change of control and other arrangements, which are described under “Non-Employee Director Compensation” and “Executive Compensation,” since October 1, 2022, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than five percent of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Non-Employee Director Compensation
For the 2023 fiscal year, our non-employee directors were compensated on a retainer-based model. We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board and committee meetings. Members of the Board who are also employees of the Company receive no compensation for their services as a director. Our non-employee directors are also eligible to participate in the Mitek Systems, Inc. Directors Deferral Plan (the “Deferral Plan”) pursuant to which they may make an irrevocable election to defer a portion of their equity pay, subject to rules and minimum and/or maximum deferrals set forth in the
Deferral Plan.
The following table sets forth summary information concerning compensation paid or accrued for services rendered to us by members of the Board in their capacities as such, for the fiscal year ended September 30, 2023:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards (3)	All Other Compensation ($)	Total Compensation ($)
Scott Carter	$15,694	$—	$—	$15,694
Rahul Gupta	$50,000	$—	$—	$50,000
James C. Hale	$50,000	$—	$—	$50,000
Bruce E. Hansen(4)	$70,403	$—	$—	$70,403
Susan J. Repo	$62,500	$—	$—	$62,500
Kimberly S. Stevenson	$67,792	$—	$—	$67,792
Donna C. Wells	$55,000	$—	$—	$55,000
———————
(1)Scipio Maximus Carnecchia, a former director and our former Chief Executive Officer and a NEO, is not included in this table as he was an employee of the Company and therefore received no compensation for his service as a director. Mr. Carnecchia’s compensation is included in the “Summary Compensation Table” above.
(2)Except as noted, this amount reflects an annual retainer of $50,000, which is paid on a quarterly basis. The amount for (a) Mr. Carter is prorated from October 2022 through January 23, 2023 as Mr. Carter served as Executive Chair of the Company for the remainder of fiscal 2023, (b) Mr. Hansen’s compensation includes an additional $20,403 for his role as Chair of the Board for part of fiscal 2023, (c) Ms. Repo’ s compensation contains an additional $12,500 for her role as chair of the Audit Committee for fiscal 2023, (d) Ms. Stevenson’ s compensation contains an additional $7,500 for her role as chair of the Compensation Committee, and an additional $10,292 for her role as Lead Independent Director for part of fiscal 2023, (e) Ms. Wells contains an additional $5,000 for her role as chair of the Nomination and Corporate Governance Committee for fiscal 2023.
(3)As of September 30, 2023, our non-employee directors held restricted stock units for the following number of shares of our common stock: Mr. Carter—10,068; Mr. Gupta—10,068; Mr. Hale—82,459; Mr. Hansen—82,459; Ms. Repo—15,541; Ms. Stevenson—20,766; and Ms. Wells—38,152. As of September 30, 2023, Mr. Hale also held stock options to purchase 40,000 shares of our common stock.
(4)Mr. Hansen opted not to stand for re-election at our 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and consequently his service on our Board ended at the 2023 Annual Meeting.
Director Stock Ownership Requirements

The Board has stock ownership requirements designed to further link the interests of our Board with that of our stockholders. These requirements provide that each of our independent directors must have equity positions in the Company with a value equal to five times his or her annual retainer amount. Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his or her prescribed ownership level. As of the end of the 2023 fiscal year, all directors who have served on the Board for five years or more were in compliance with this policy.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages as of July 25, 2024, and certain other information for each of our current executive officers. Mr. Carter’s background is discussed under the section “Board of Directors”:

Name	Age	Position
Scott Carter	54	Interim Chief Executive Officer and Executive Chair of the Board
David Lyle	60	Chief Financial Officer
Jason L. Gray	53	Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
Michael E. Diamond	60	Senior Vice President, General Manager—Digital Banking
Christopher Briggs	55	Senior Vice President, Identity Product Marketing

David Lyle. Mr. Lyle has served as our Chief Financial Officer since January 2024. Prior to joining Mitek, Mr. Lyle was most recently the Chief Financial Officer of Surgalign Holdings, Inc. operating as Surgalign Spine Technologies, Inc. (formerly NASDAQ: SRGA), from March 2022 to October 2023. Prior to joining Surgalign, he was Chief Financial Officer of Airgain, Inc. (NASDAQ: AIRG), from 2020 to 2022. Before joining Airgain, during 2019 Mr. Lyle was the Chief Financial Officer of Sunniva, Inc. (formerly CSE: SNN, OTCQB: SNNVF) and before Sunniva, he was Chief Financial Officer at Maxwell Technologies, Inc. (formerly NASDAQ: MXWL) from 2015 to 2019 until its acquisition by Tesla in 2019. Mr. Lyle also served as the Chief Financial Officer of Entropic Communications, Inc. (formerly NASDAQ: ENTR), from 2007 to 2015, which was acquired in 2015 by MaxLinear. Prior to joining Entropic, he served as the Chief Financial Officer of RF Magic, acquired by Entropic in 2007, Zyray Wireless, acquired by Broadcom in 2004, and Mobilian, acquired by Intel in 2003. Early in his career he served in corporate finance positions at large global companies, including Intel (NASDAQ: INTC) and Broadcom (NASDAQ: BRCM). Mr. Lyle holds a Bachelor of Science in business administration from the University of Southern California, a Master of International Management from the Thunderbird School of Global Management, and a Master of Business Administration from Arizona State University.

Jason L. Gray. Mr. Gray has served as our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary since January 2023 and previously served as our Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary from November 2018 to March 2022 and as our Chief Administrative Officer, General Counsel, and Corporate Secretary from March 2016 to November 2018. Prior to joining Mitek, in July 2014 Mr. Gray founded and ran Gradient Legal, Inc. a provider of outsourced general counsel services to small and mid-market technology companies and advisory services to private equity and venture capital funds. From May 2013 through July 2014, Mr. Gray was a Senior Vice President and General Counsel for Accelerys, Inc., a publicly traded software company that was sold to Dassault Systems in 2014. From November 2002 until May 2013, Mr. Gray was the Senior Vice President of Strategic Development and General Counsel for Mitchell International. From 1999 through November 2002, Mr. Gray was a Vice President and General Counsel for Netratings, Inc. From 1997 through 1999 Mr. Gray was an attorney with Wilson, Sonsini, Goodrich & Rosati. Mr. Gray currently serves on the board of directors of OneLegacy. Mr. Gray received his J. D. from the University of Michigan Law School in 1995 and bachelor degrees in Economics and German from Andrews University in 1992.

Michael E. Diamond.  Mr. Diamond has served as our Senior Vice President, General Manager—Digital Banking since January 2016 and previously served as our Chief Revenue Officer from September 2013 to January 2016 and as our Senior Vice President, Sales and Business Development from June 2012 through September 2013. Prior to joining Mitek, from March 2008 to June 2012, Mr. Diamond served as Senior Vice President, Business Development, at Obopay Corporation, a global mobile payments company. From July 2004 to March 2008, he served as a Business Unit Executive at IBM Corporation. From January 2001 to July 2004, Mr. Diamond served as Vice President, Business and Corporate Development, at Alphablox Corporation, a provider of software for web-based enterprise analytics, and was directly involved in shaping and driving Alphablox’s acquisition by IBM Corporation. From November 1999 to January 2001, Mr. Diamond served in various roles, including Senior Vice President Business Development/General Manager, Latin America and Japan, at S1 Corporation, an online financial services technology provider. From March 1996 to November 1999, Mr. Diamond served in various management roles, including as Director, Channel Sales, at Edify Corporation, a provider of interactive voice response and online financial services software. Mr. Diamond earned a B.B.A. with an emphasis in international business from St. Norbert College.

Christopher Briggs. Mr. Briggs has served as our Senior Vice President, Identity Product Management since April 2022. Prior to joining Mitek, from April 2021 to April 2022, Mr. Briggs served as Chief Product Officer at Airside, an identity verification company focused on the travel industry. From July 2015 to October 2020, Mr. Briggs served in a number of roles including Head of Product, Chief Marketing Officer, and Vice President of Strategy at Equifax, a global data, analytics and technology company. From January 2007 to May 2015, Mr. Briggs served as Senior Director and subsequently Vice President of Product Management at Experian, a multinational data analytics and consumer credit reporting company. Mr. Briggs has been a professor at Seneca College since May 2021, teaching product management and marketing courses. Mr. Briggs has been a Thought Leader on the Forbes Technology Council since May 2023. Mr. Briggs earned his bachelor’s degree in Policy Studies and Spanish from Rice University and a Master of Business Administration from the University of Virginia.

None of our executive officers have any family relationships with any of our other executive officers or directors. Mr. Lyle served as the Chief Financial Officer of Surgalign Holdings, Inc., operating as Surgalign Spine Technologies, Inc. (formerly NASDAQ: SRGA), from March 2022 to December 2023 and on June 19, 2023, Surgalign commenced voluntary proceedings under chapter 11 of the United States Bankruptcy Code. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers (“NEOs”) for the fiscal year ended September 30, 2023 should be read together with the compensation tables and related disclosures set forth below.
Company Highlights
Our financial and operational performance for the fiscal year ended September 30, 2023 reflected our continued efforts to increase our top-line performance, and cash flows. Our 2023 fiscal year highlights include:
•Revenues for the twelve months ended September 30, 2023 were $172.6 million, an increase of 19% compared to revenues of $144.8 million for the twelve months ended September 30, 2022.
•Net income was $8.0 million, or $0.17 per diluted share, for the twelve months ended September 30, 2023, compared to a net income of $3.7 million, or $0.08 per diluted share, for the twelve months ended September 30, 2022.
•Cash provided by operating activities was $31.6 million for the twelve months ended September 30, 2023, compared to $21.1 million for the twelve months ended September 30, 2022.
•During fiscal 2023 the total number of financial institutions licensing our technology continued to exceed 7,900.
•We added new patents to our portfolio during fiscal year 2023, bringing our total number of issued patents to 100 as of September 30, 2023. In addition, we had 20 patent applications outstanding as of September 30, 2023.
Consideration of 2023 Stockholder Advisory Vote
At our 2023 Annual Meeting of stockholders, our stockholders cast an advisory vote on the Company’s executive compensation decisions and policies, as disclosed in the proxy statement issued by the Company in August 2023, pursuant to Item 402 of Regulation S-K (commonly known as the “say-on-pay vote”). Our stockholders approved the compensation of our executive officers, with approximately 62% of the votes were cast in favor of the say-on-pay proposal. Due to delays in the filing of certain quarterly and annual reports with the SEC, our 2023 Annual Meeting was not held until after the end of our 2023 fiscal year. Consequently, we were not able to evaluate the say-on-pay vote results with respect to our 2023 compensation practices. During our 2023 fiscal year, our CEO, CFO, and Chair of the Board routinely meet with our stockholders (representing approximately 36% of our outstanding common stock) to obtain their input and feedback and to the extent questions or concerns were raised regarding the Company’s executive compensation practices these stockholders were offered a meeting with our Compensation Committee Chairperson. Following the say-on-pay vote, two stockholders requested a meeting with our lead independent director who also serves as the Chair of our Compensation Committee and then provided feedback on a variety of topics including the Company’s compensation practices. The specific concerns raised were around the Company’s short-term incentive practices (no material concerns were noted with respect to the long term incentive practices). These stockholders specifically requested the following: additional clarity around how acquired revenue impacts the annual cash incentive plan pay-outs; that performance based measures be based on operating income instead of operating margins; more weight be assigned to the operating income line in determining the annual cash incentive; and clarification on the Board’s ability to modify compensation in cases where financial metrics are met but overall performance issues (such as delayed financial filings) persist. Based on such input, the Compensation Committee decided to retain the general framework and criteria of our executive compensation program for fiscal 2024 but made a number of changes based on such stockholder feedback. This feedback resulted in a number of changes to our cash incentive program for fiscal 2024 including (i) changing the operating margin percentage target metric to operating income dollars target metric; (ii) clarifying that revenue and operating income targets will exclude the impact of in-year acquisitions; (iii) modifying the revenue and operating income mix weighting from 80/20 to 70/30 and (iv) providing the Board with discretion to reduce payouts to executives by up to ten percent in their discretion based upon individual performance. As always, we are mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial, operational and strategic goals, as well as stockholder returns and these changes to our Cash Incentive program were designed to align with that philosophy.
The Compensation Committee will continue to review the results of future advisory say on pay votes and will consider stockholder concerns in future determinations regarding the compensation of our NEOs and governance practices. The Compensation Committee intends to proactively request meetings with our 25 largest stockholders (representing approximately 55% of our outstanding common stock) prior to setting our NEO compensation for our 2025 fiscal year.
Named Executive Officers
For the fiscal year ended September 30, 2023, the NEOs were:
•Scipio Maximus Carnecchia, our former Chief Executive Officer (“CEO”);(1)
•Frank Teruel, our former Chief Financial Officer (“CFO”);(2)

•Fuad Ahmad, our former Interim Chief Financial Officer;(3)
•Scott Carter, our former Executive Chair of the Board (and current Executive Chair of the Board and Interim Chief Executive Officer);(4)
•Michael E. Diamond, our Senior Vice President, General Manager —Digital Banking;
•Christopher Briggs, our Senior Vice President, Identity;
(1) Mr. Carnecchia’s employment was involuntarily terminated by the Board “without cause” (as defined in Mr. Carnecchia’s executive employment agreement) on May 31, 2024. Mr. Carnecchia subsequently provided the Company with a full release of claims as called for in his executive employment agreement and has been paid the severance amounts provided for under the agreement.
(2) Mr. Teruel voluntarily resigned his employment as our CFO effective as of January 31, 2023. As his resignation was voluntary, Mr. Teruel was not provided with any severance payment.
(3) Mr. Ahmad concluded his contract as Interim CFO as of January 2, 2024, and remained with the Company until June 8, 2024 to ensure a successful transition to David Lyle, the Company’s new CFO. As Mr. Ahmad was a contract employee and he was not eligible for, nor did he receive any severance payment.
(4) Mr. Carter voluntarily resigned from his position as Executive Chair on December 1, 2023 but remained as the Chair of the Board until June 2024, at which point he was appointed Interim Chief Executive Officer and Executive Chair of the Board. Mr. Carter intends to transition to the role of non-Executive Chair of the Board once the Company hires a permanent Chief Executive Officer. Mr. Carter did not receive any severance pay in connection with this previous resignation as Executive Chair in December of 2023. In connection with his Interim CEO role, Mr. Carter is not eligible to participate in the Company’s Cash Incentive Program and is not eligible for severance pay.
Compensation Philosophy and Objectives
Our compensation philosophy is built upon the principles of pay for performance accountability and shared alignment with the long-term interests of our stockholders. We believe that every aspect of our compensation programs, including the mix of short-term and long-term cash and equity incentive awards, should enhance our ability to maximize stockholder value over time. Our specific objectives consistent with that philosophy are to:
•align our executive officers’ compensation with our business objectives and the interests of our stockholders;
•foster a goal-oriented, highly motivated management team whose participants have a clear understanding of our business objectives and shared corporate values; and
•enable us to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment.
To meet these objectives the Compensation Committee has designed a compensation program that combines “fixed” forms of compensation including base salaries and certain other benefits with “at-risk” forms of compensation including performance-based annual incentives and long-term equity incentive awards. At-risk forms of compensation are based upon the achievement of corporate and individual goals established by the Compensation Committee and include a mix of revenue and profitability metrics. While our objectives guide the development of our compensation programs, we may alter our programs and practices according to our evolving needs within the constraints of any agreements in place with individual employees.
Process for Establishing Compensation
Role of the Compensation Committee and Executive Officers
The current members of the Compensation Committee are Ms. Stevenson and Messrs. Gupta and Hale. Ms. Stevenson serves as chairperson of the Compensation Committee. Each of these individuals qualifies as (i) an “independent director” under the requirements of Nasdaq listing rules, (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. The Compensation Committee is responsible for monitoring the performance and compensation of our NEOs, reviewing compensation plans and administering our incentive plans.
The Compensation Committee operates under a written charter and is responsible for annually recommending, reviewing and approving (or recommending for the Board to approve) the amount and form of compensation of our CEO and our other executive officers. In so doing, the Compensation Committee considers recommendations from our CEO in determining executive compensation. Specifically, our CEO recommends base salary increases, annual cash incentive opportunities, and equity award levels for executives other than himself and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. The Compensation Committee has, and exercises, the ability to materially increase or decrease the compensation amounts recommended by our CEO. Our CEO is also involved in our executive compensation process by providing input on the performance criteria applicable to other executives. Our Compensation Committee regularly meets in executive session, with our CEO not in attendance, where decisions are made regarding his compensation.
The Compensation Committee also considers the input of our external compensation consultant. For the 2023 fiscal year, the Compensation Committee selected the consulting firm Frederic W. Cook & Company, Inc. (“F.W. Cook” or the “Compensation Consultant”) as our Compensation Consultant (see “Role of the Compensation Consultant” for additional information on our Compensation Consultant). The Compensation Committee has again engaged F.W. Cook as our compensation consultant for fiscal year 2024. Although the Compensation Committee considers the input of our CEO and Compensation Consultant, it is not bound by such recommendations. The Compensation Committee’s determinations with respect to the compensation of the CEO and other NEOs are submitted to the full Board for final approval.
Role of the Compensation Consultant
The Compensation Committee has assessed the independence of the Compensation Consultant and determined that no conflict of interest exists under the rules established by the SEC. The Compensation Committee reviews the independence of its advisors annually.
In designing compensation programs and determining compensation levels for our NEOs for the 2023 fiscal year, the Compensation Committee retained the services of the Compensation Consultant to formulate a report and make recommendations regarding our compensation programs and executive compensation levels. The Chairperson of the Compensation Committee worked directly with the Compensation Consultant to determine the scope of the work needed to advise the Compensation Committee in its decision-making processes. The Compensation Consultant provided the Compensation Committee with benchmark comparative data for our NEOs with respect to base salaries, target and actual total cash compensation levels, long-term incentive values, and total direct compensation.
In making compensation decisions for the 2023 fiscal year, the Compensation Committee compared each element of total direct compensation against a peer group of 14 publicly traded, technology companies with an emphasis on application software companies or well as internet services and infrastructure companies with which the Compensation Committee believes we compete for executive talent. We collectively refer to this group as the “Compensation Peer Group.” The pay data for this group was analyzed by the Compensation Consultant using each company’s recent public filings. This Compensation Peer Group was used, when available, for our NEOs. We generally select Compensation Peer Group companies with broadly similar revenues and 12-month trailing market capitalizations. For the fiscal year 2023, the specific criteria utilized were: (i) annual revenues between $81 million and $307 million; (ii) market capitalizations between $124 million to $1.14 billion; (iii) headquartered in major metropolitan areas (reflecting similar cost of living as the Company); and (iv) with broadly similar equity valuation relative to revenues. The following is a list of the 14 companies comprising our Compensation Peer Group (the “Compensation Peer Group”) for the 2023 fiscal year:

A10 Networks, Inc.	Brightcove, Inc.	OneSpan, Inc.
Agilysys, Inc.	ChannelAdvisor Corp.	Upland Software, Inc.
American Software, Inc.	eGain Corporation	Veritone, Inc.
Asure Software, Inc.	Model N, Inc.	Viant Technology, Inc.
Benefitfocus	ON24, Inc.
———————
Changes from the prior year Compensation Peer Group include the addition of A10 Holdings, and the elimination of Limelight and Zix due to acquisitions.

The Compensation Committee used the peer group data provided by the Compensation Consultant to make an initial determination of the competitiveness of total direct compensation for each executive. Our Compensation Committee makes adjustments, down or up, from such market-based information based on its assessment of contribution and retention risk for each executive. This data is supplemented by reviewing relevant compensation survey data, namely that of AON/Radford’s Technology Benchmark Survey.
Components of Executive Compensation
The Company’s executive compensation program consists of the following elements:
•base salary;
•annual cash incentives;
•equity-based incentives;
•other benefits; and
•severance and change of control plans.

Base Salary
We provide a base salary to our NEOs to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salaries will typically reflect the experience, skills, knowledge and responsibilities of each named executive officer in keeping with competitive market practice.
The initial base salaries of our executive officers are established through arm’s length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience and prior salary level. Thereafter, salary reviews are typically performed annually in conjunction with performance reviews. As necessary or appropriate, the Compensation Committee reviews and recommends adjustments to the base salaries of our executive officers to the Board.
The Compensation Committee typically targets NEOs’ salaries at the median level of salaries of executives with similar roles at comparable companies, however other factors may lead to salaries that are higher or lower than the median. The Compensation Committee believes that the median for base salaries is generally the minimum cash compensation level that would allow us to attract and retain talented executives.
For fiscal year 2023, Messrs. Carnecchia, Diamond and Briggs received increases of approximately 5.6%, 11.4% and 13.6%, respectively, of their respective base salaries consistent with market trends and practices. The following table summarizes the base salaries of our NEOs for the fiscal years ending September 30, 2022 and September 30, 2023:

Named Executive Officer	2022 Base Salary	Increase for 2023	2023 Base Salary
Scipio Maximus Carnecchia	$450,000	5.6%	$475,000	(1)
Frank Teruel	$360,000	—%	$360,000	(2)
Fuad Ahmad	N/A	N/A	N/A	(3)
Scott Carter	N/A	N/A	N/A	(4)
Michael E. Diamond	$314,150	11.4%	$350,000
Christopher Briggs	$286,000	13.6%	$325,000
(1)    Mr. Carnecchia received a 5.6% base salary increase reflective of the Company’s pay philosophy of setting total compensation levels near the mid-point of the Compensation Peer Group and survey market data range. Mr. Carnecchia’s employment was involuntarily terminated by the Board “without cause” (as defined in Mr. Carnecchia’s executive employment agreement) on May 31, 2024.
(2) Reflects the annualized base salary of Mr. Teruel. Mr. Teruel resigned effective January 31, 2023, and accordingly, the cash salary actually paid to him for services during our fiscal year ended September 30, 2023, was less than the annualized base salary reflected herein.
(3) Mr. Ahmad, who served as our Interim Chief Financial Officer, was paid an hourly rate as an outside consultant and was not eligible to receive any bonus, cash incentive, equity grants, or severance pay. Actual fees paid for Mr. Ahmad’s services for the period of January 12, 2023, through September 30, 2023, were $1,156,383. Mr. Ahmad concluded his contract as Interim CFO on January 2, 2024 following the appointment of our new Chief Financial Officer but continued to consultant to the Company until June 8, 2024. As Mr. Ahmad was a contract employee he was not eligible for, and did not receive, any severance pay.
(4) Mr. Carter served as Executive Chair of the Board from January 24, 2023 through December 1, 2023 and was paid a monthly salary of $65,000. The cash salary actually paid to him for services during our fiscal year ended September 30, 2023 was less than the annualized base salary reflected herein.

Annual Cash Incentive
Our annual cash incentive plan is one of the key components of the “at-risk” compensation we offer to our executives. We utilize our annual cash incentive plan to reward performance achievements with a time horizon of one year or less. Our plan is intended to motivate and reward our executives for their contributions toward meeting longer-term corporate financial and strategic goals aligned with the interests of our stockholders.
In developing our annual cash incentive plan, the Compensation Committee sets targets which it believes reflect the business opportunity within our industry and are consistent with achieving our short and long-term goals. The target achievement levels are based on the Board-approved operating plan, which reflects the Company’s target performance for the upcoming fiscal year and are calibrated such that they are challenging enough to require strong and consistent efforts by the executives in order to be achieved.
In March 2023, based upon the recommendation of the Compensation Committee, the Board approved the Company’s executive annual cash incentive program for the fiscal year ended September 30, 2023 (the “2023 Annual Cash Incentive Plan”). Pursuant to the terms of the 2023 Annual Cash Incentive Plan, the Company’s executives were eligible to receive annual cash incentives based upon the achievement of certain corporate goals during the 2023 fiscal year.

The Compensation Committee reviewed each executive’s target as a percentage of their base salary. As part of this review, the target for our CEO was set at 120% of his annualized salary and the targets for our Senior Vice President, General Manager—Digital Banking and Senior Vice President, Identity Product Marketing remained at 50% of their respective annualized salaries. For participants who are director-level and above, 80% of the target annual cash incentive is based upon achievement of the revenue component of the 2023 Annual Cash Incentive Plan (with either (i) the full 80% based upon the primary business area or (ii) 65% and 15% based upon the primary and secondary business areas, respectively) and the remaining 20% is based upon achievement of the non-GAAP operating income margin component of the 2023 Annual Cash Incentive Plan, subject to additional limitations, as set forth in the 2023 Annual Cash Incentive Plan. The maximum annual cash incentive payable to each executive under the 2023 Annual Cash Incentive Plan was 200% of their respective targets.
Following the end of the 2023 fiscal year, the Compensation Committee assessed the Company’s performance against the established corporate performance components set forth in the Company’s 2023 Annual Cash Incentive Plan (as described above). The assessment showed that 94% of the target revenue had been achieved by the identity business area, 108% of the target revenue had been achieved by the deposits business area, and 82% of the target non-GAAP operating margin had been achieved. As the non-GAAP operating margin achievement was below the floor set by the Compensation Committee, NEOs were not awarded any cash incentive based on this component (which accounted for 20% of the target annual cash incentive for NEOs under the 2023 Annual Cash Incentive Plan). Based on the revenue achievement and excluding the non-GAAP operating margin component, pursuant to the formula provided for in the 2023 Annual Cash Incentive Plan, Mr. Diamond achieved an incentive plan payout of 112% and all other NEOs achieved an incentive plan payout of 79%.
The Compensation Committee awarded the following annual cash incentive amounts which were paid in the fourth calendar quarter of 2023:

Named Executive Officer	2023 Annual Cash Incentive Target (as a percentage of base salary)	2023 Annual Cash Incentive Target (base * target %) (1)	2023 Actual Annual Cash Incentive
Scipio Maximus Carnecchia (2)	120%	$570,000	$449,531
Frank Teruel (3)	N/A	N/A	N/A
Fuad Ahmad (4)	N/A	N/A	N/A
Scott Carter (5)	N/A	N/A	N/A
Michael E. Diamond	50%	175,000	195,300
Christopher Briggs	50%	162,500	128,213
(1)Reflects the annualized 2023 Annual Cash Incentive Plan target of the named executive officer.
(2)Mr. Carnecchia received a 20% increase in target cash incentive reflective of the Company’s pay philosophy of setting total compensation levels near the mid-point of the peer group and survey market data range.
(3)Mr. Teruel resigned as our CFO effective as of January 31, 2023 and therefore was not eligible to receive a payment under the 2023 Annual Cash Incentive Plan.
(4)Mr. Ahmad, an outside consultant, served as an interim CFO until his contract concluded on January 2, 2024 when we hired our permanent CFO (though Mr. Ahmad continued to consult for the Company until June 8 2024 to ensure a successful transition). Mr. Ahmad was paid on an hourly basis and was not eligible to participate, nor included, in the 2023 Annual Cash Incentive Plan.
(5)Mr. Carter’s compensation for serving as the Executive Chair of the Board during fiscal 2023 was set in the form of a base salary and an equity grant and Mr. Carter was not eligible for nor included in the 2023 Annual Cash Incentive Plan.

Equity-Based Incentives
Our long-term equity incentives are another key component of our “at-risk” compensation and are intended to reward longer-term performance and further align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our executive officers through the use of equity incentives.
The Company’s current equity-based incentive practice is to grant a combination of time-based RSUs and performance-based RSUs (“PSUs”) to its executives with 50% of the grant value designated as RSUs and 50% of the grant value designated as PSUs. Equity incentives are granted to our executive officers under the Mitek Systems, Inc. Amended and Restated 2020 Incentive Plan (the “2020 Plan”). RSUs granted under the 2020 Plan may be issued in consideration of the recipient’s past or future services performed for the Company. RSUs generally vest over a period of four years from the date of grant and PSU’s generally vest in equal annual installments over a period of three years from the date of grant (each such year, a “Performance Period”) if the Company meets annual performance criteria for the applicable Performance Period. The annual performance criteria for each annual Performance Period is tied to whether the percentage increase in the value of our common stock meets or exceeds the percentage increase in the value of the Russell 2000 Index during such Performance Period. In order to make a determination as to whether the annual performance criteria is met, the Company reviews a hypothetical investment in both our common stock and the Russell 2000 Index with a purchase price equal to the average closing price of each for the 20-trading days immediately preceding the start of the applicable Performance Period. At the end of the applicable Performance Period, the value of the hypothetical investment is determined by assuming the sale of each based on the average closing price of each from the immediately preceding 20-trading days. The percentage change is determined by comparing the increase in value to the starting investment. Additionally, a portion of the PSUs may vest during a later Performance Period if the cumulative percentage increase in value of our common stock measured over the current and all previous Performance Periods exceeds the cumulative percentage increase in value of the Russell 2000 Index.
Typically, the size and form of the initial equity awards for our executive officers are established through arm’s length negotiation at the time the individual executive officer is hired. In order to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, the Compensation Committee considers, among other things, the prospective role and responsibility, the competitive market for similar positions, and the amount of equity-based compensation which may have been forfeited by the executive officer at his or her former employer. Thereafter, the Compensation Committee reviews the equity holdings of our executive officers annually and recommends to the Board the grant of equity awards.
The following table sets forth the number of equity awards granted during the fiscal year ended September 30, 2023:

Named Executive Officer	Restricted Stock Units(1)	Performance-based Restricted Stock Units(2)
Scipio Maximus Carnecchia	97,752	130,333
Frank Teruel	14,663	19,550
Fuad Ahmad (3)	—	—
Scott Carter (4)	101,523	—
Michael E. Diamond	24,438	32,584
Christopher Briggs	24,438	32,584
———————
(1) The RSUs will vest over a period of four years with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, subject to the holder’s continued service to the Company through each vesting date.
(2) The PSUs will vest in equal annual installments over a period of three years from the date of grant should certain performance metrics be achieved during the applicable Performance Period, subject to the holder’s continued service to the Company through each vesting date.
(3) Mr. Ahmad, an outside consultant, served as our interim Chief Financial Officer on a contract basis. As a consultant he was paid on an hourly basis and was not eligible for, and did not receive, any equity grants.
(4) The RSUs granted to Mr. Carter in connection with his role as Executive Chair will vest over a period of two years with 50% of the shares subject to the award vesting on the first and second anniversaries, respectively, subject to Mr. Carter’s continued service to the Company through each vesting date.
Other Benefits
We maintain a 401(k) plan that allows participating employees to contribute a percentage of their salary on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Service Code and subject to annual limits. The Company made matching contributions to the plan for the previous five years ending December 31st. The Company made matching contributions to the plan for the calendar year ended December 31, 2023.
In addition, we provide health, dental, vision and life and long-term disability insurance benefits to all full-time employees, including our NEOs. We believe these benefits are competitive with the benefits of companies with which we compete for employees.
Severance and Change of Control Plans
The Compensation Committee provides our executives with severance and change of control protection when it determines that such protection is necessary to attract or retain an executive. Under the terms of their respective executive severance and change of control plans, each named executive officer is entitled to receive certain severance payments and benefits in the event that he is involuntarily terminated without cause or resigns for good reason and/or is terminated in connection with a change of control of the Company, subject in all cases to certain conditions. The severance payments and benefits that are payable under these plans are further described below in the section entitled “Potential Payments Upon Termination or Change of Control.”

Executive Compensation for the 2024 Fiscal Year
Reflective of our compensation philosophy and retention strategy, we routinely enter into terms of employment and separation agreements with key executives that contain the following elements:
•Agreements do not contain multi-year guarantee provisions for salary increases, non-performance-based bonuses, or equity compensation
•Agreements provide for change-in-control payments only in the event of loss of job or substantial diminution of
•job duties
•Agreements do not provide for change-in-control cash payments that exceed 3 times base salary plus target/average/most recent bonus (or that include equity gains or other pay elements)
•Agreements do not provide for an excise tax gross-up or modified gross-up
•Agreements do not contain broad change in control definitions which could result in payments to executives without an actual change in control occurring
•Severance agreements do not provide for a "good reason" severance definition that is triggered by company bankruptcy or other actions indicative of performance failures
Components of Executive Compensation
Base Salary. Based on input from the Compensation Consultant relative to competitive market levels, the Compensation Committee recommended and the Board approved increases in the base salaries for some of our NEOs for the 2024 fiscal year. Messrs. Diamond and Briggs received increases of 7.1% and 3.1%, respectively. The base salaries of Messrs. Carnecchia, Ahmad and Carter remained unchanged from their 2023 levels as this component of compensation was deemed appropriate. The following table summarizes the base salaries of our NEOs for the fiscal years ending September 30, 2023 and 2024:

Named Executive Officer	2023 Base Salary		Increase for 2024	2024 Base Salary(1)
Scipio Maximus Carnecchia	$475,000		—%	$475,000
David Lyle	N/A		N/A	$425,000	(2)
Fuad Ahmad	N/A	(3)	N/A	N/A	(3)
Scott Carter	N/A	(4)	N/A	N/A	(4)
Michael E. Diamond	$350,000		7.1%	$375,000
Christopher Briggs	$325,000		3.1%	$335,000
———————
(1) These base salaries were effective beginning January 1, 2024.
(2) Mr. Lyle’s employment with the Company began in January 2024. The cash salary actually paid to him for services during our fiscal year ending September 30, 2024 will be less than the annualized salary reflected herein.
(3) Mr. Ahmad, an outside consultant, served as our Interim CFO on a contract basis from January 12, 2023, through January 2, 2024 and advisor through June 8, 2024. Amounts for 2024 will be based upon agreed contract terms previously disclosed. The actual consulting fees paid for Mr. Ahmad’s services during fiscal 2023 was $1,156,383.
(4) Mr. Carter served as Executive Chair of the Board from January 24, 2023 through December 1, 2023 and was paid a monthly salary of $65,000. Mr. Carter began serving as Interim Chief Executive Officer and Executive Chair of the Board on June 1, 2024 and is being paid a monthly salary of $85,000. The cash salary actually paid to Mr. Carter in fiscal 2023 was less than, and in fiscal 2024 will be less than, the annualized base salary reflected herein.

Annual Cash Incentive. In March 2024, the Board, based upon the recommendation of the Compensation Committee, approved the Company’s annual cash incentive program for the fiscal year ending September 30, 2024 (the “2024 Annual Cash Incentive Plan”). Pursuant to the terms of the 2024 Annual Cash Incentive Plan, the Company’s executive officers will be eligible to receive cash incentives based upon the achievement of certain corporate and individual performance goals during the 2024 fiscal year. These incentives are designed to attract, motivate, retain and reward the Company’s executives. Under the 2024 Annual Cash Incentive Plan, our Chief Executive Officer has a bonus target equal to 120% of his annualized salary (unchanged from our 2023 Annual Cash Incentive Plan); our permanent Chief Financial Officer hired in January of 2024 has a bonus target equal to 65% of his annualized salary; and our Senior Vice President, General Manager—Digital Banking and Senior Vice President, Identity Product Marketing have bonus targets equal to 50% of their annualized salaries (also unchanged from our 2023 Annual Cash Incentive Plan). Under the 2024 Annual Cash Incentive Plan, achievement is tied to two financial metrics, revenue and non-GAAP operating income calculated with respect to the Company’s key business areas, deposits, core identity and ID R&D, Inc., a direct wholly owned subsidiary of the Company ("ID R&D"). Participants in the plan are assigned both a primary business area target and/or a total company target for purposes of the revenue component of the 2024 Annual Cash Incentive Plan. For participants who are director-level and above, 70% of the target incentive is based upon achievement of the revenue component(s) of the 2024 Annual Cash Incentive Plan and the remaining 30% is based upon achievement of the non-GAAP operating income component of the 2024 Annual Cash Incentive Plan (in both instances excluding the impact of any in-year acquisitions). The maximum incentive payable to each executive under the 2024 Annual Cash Incentive Plan is 200% of their respective targets. Under the 2024 Annual Cash Incentive Plan, the Board maintains the sole discretion with respect to the Chief Executive Officer and his direct reports to modify individual achievement by up to 10% of a participant’s target incentive amount based upon individual performance and contribution.

Equity-Based Incentives. The Board, based upon the recommendation of the Compensation Committee, approved the following grants of time-based RSUs and PSUs for the fiscal year ending September 30, 2024:

Named Executive Officer	Restricted Stock Units (1)	Performance-based Restricted Stock Units (2)
Scipio Maximus Carnecchia (3)	88,106	117,181
David Lyle (4)	58,185	77,386
Scott Carter (5)	40,355	40,355
Michael E. Diamond (3)	35,243	46,873
Christopher Briggs (3)	28,635	38,085
(1)The RSUs will vest in equal installments over a period of four years from the date of grant.
(2)The PSUs vest in equal annual installments over a period of three years from the date of grant should certain performance metrics be achieved. The PSUs will vest an additional 33% based on over-achievement of the aforementioned performance metrics.
(3)This grant was approved by the Board on December 1, 2023.
(4)This grant was approved by the Board on January 2, 2024.
(5)This grant was approved by the Board on June 4, 2024. The PSUs vest on the one-year anniversary of the date of grant should certain performance metrics be achieved subject to Mr. Carter’s continuous service through such date; provided that if prior to the one-year anniversary of the date of grant (i) the Company appoints a new permanent Chief Executive Officer, (ii) Mr. Carter is removed by the Company as Interim Chief Executive Officer for any reason other than by the Company for cause or (iii) Mr. Carter resigns for “good reason” (as defined in his offer letter) (each of (i) through (iii) an “Acceleration Event”), then any then-unvested and outstanding PSUs shall remain outstanding and eligible to vest upon satisfaction of the applicable performance metrics, irrespective of Mr. Carter’s continuous service as an employee of the Company or as a member of the Board. The RSUs will vest in full on the one-year anniversary of the date of grant, subject to Mr. Carter’s continuous service through such date; provided that if an Acceleration Event occurs, then any then-unvested and outstanding RSUs shall vest in full on the date of such Acceleration Event.
Tax Considerations
Section 162(m) of the Code. Section 162(m) of the Code generally places a $1,000,000 limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” The Compensation Committee considers tax deductibility as one of many factors in determining executive compensation. However, the Compensation Committee retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.
Risks Related to Compensation Policies and Practices
The Compensation Committee has considered whether the Company’s overall compensation program for its employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long and short-term compensation incentives that we believe are properly weighted and the uniformity of compensation policies across the Company, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits.
Hedging and Pledging Prohibition

As part of our insider trading policy, our executives and directors (including their respective spouses, persons living in their households, minor children and entities over which such persons exercise control) are prohibited from short selling and buying or selling puts, calls or other derivative securities on our securities, and from engaging in hedging, forward sale and other similar derivative transactions of our securities. In addition, our executives and directors are prohibited from holding our securities in a margin account or pledging our securities as collateral for loans.

Clawback Policy

Effective October 2, 2023, our Board adopted a clawback policy pursuant to the listing standards approved by Nasdaq implementing Rule 10D-1 under the Exchange Act. The clawback policy is administered by our Compensation Committee and applies to our current and former executive officers as defined in Rule 10D-1 (each an “Affected Officer”). Under the clawback policy, if we are required to prepare an accounting restatement to correct our material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a “Restatement”), we are obligated to recover erroneously awarded incentive-based compensation received from us by any Affected Officers. Incentive-based compensation includes any compensation that is granted, earned or vested based in whole or in part on the attainment of a financial reporting measure. Erroneously awarded incentive-based compensation is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on an applicable Restatement.
Summary Compensation Table
The following table sets forth certain information regarding the compensation earned by each of our NEOs during the fiscal years ended September 30, 2023, 2022 and 2021:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total Compensation ($)
Scipio Maximus Carnecchia	2023	468,750		—		2,295,513	—	449,531	863		3,214,657
Former Chief	2022	450,000		—		4,701,320	—	459,000	720		5,611,040
Executive Officer	2021	450,000		—		2,283,961	—	724,500	2,580		3,461,041
Frank Teruel	2023	120,000	(4)	—		344,329	—		310		464,639
Former Chief Financial Officer	2022	360,000		—		193,946		183,600	1,470		739,016
	2021	73,636		60,915	(5)	1,200,012	—	—	231		1,334,794
Fuad Ahmad	2023	1,156,383	(6)	—		—	—	—	—		1,156,383
Former Interim Chief Financial Officer
Scott Carter	2023	536,250		—		1,000,002	—	—	16,247	(7)	1,552,499
Interim Chief Executive Officer and Executive Chair of the Board
Michael E. Diamond	2023	341,037		—		573,886	—	195,326	863		1,111,112
Senior Vice President, General Manager — Digital Banking	2022	311,862		—		822,742	—	169,641	1,590		1,305,835
	2021	302,750		—		399,698	—	173,316	1,080		876,844
Christopher Briggs	2023	324,880		—		573,886	—	128,156	1,613		1,028,535
Senior Vice President, Identity Product Marketing
———————
(1)The amounts shown under the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value of RSUs (including certain Senior Executive Performance RSUs) and option awards, respectively, granted to each NEO in the year indicated, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on March 19, 2024. As of November 2023, the performance period for our Senior Executive Performance RSUs ended and the Company’s stock performance during the performance period resulted in the partial vesting of the Senior Executive Performance RSUs.

(2)The amounts shown under the Non-Equity Incentive Plan Compensation column represent annual cash bonuses earned pursuant to the Company’s annual cash incentive plans that were in effect for the applicable year.
(3)Represents group term life insurance and long-term disability premiums and wellness benefits paid on behalf of our NEOs in the fiscal years ended September 30, 2023, 2022, and 2021, unless otherwise noted.
(4)Represents a discretionary bonus of $60,915 with respect to Mr. Teruel’s service to the Company during the 2021 fiscal year. Mr. Teruel joined the Company during the 2021 fiscal year, and thus was not a participant in the Company’s annual cash incentive program for the fiscal year ended September 30, 2021 (the “2021 Annual Cash Incentive Plan”), but was awarded this discretionary bonus by the Board, based on recommendations of the Compensation Committee, consistent with the targets and criteria set forth in the 2021 Annual Cash Incentive Plan, pro-rated to reflect the portion of the year during which Mr. Teruel served in his position.
(5)Represents the portion of Mr. Teruel’s base salary earned during the portion of the 2023 fiscal year prior to his resignation from the Company effective as of January 31, 2023.
(6)Represents fees paid for Mr. Ahmad’s services as Interim Chief Financial Officer from January 12, 2023, through September 30, 2023.
(7)Includes $15,694 of cash compensation for Mr. Carter’s services as a member of the Board from October 1, 2022 until January 24, 2023.

Grants of Plan-Based Awards
The following table sets forth information regarding grants of plan-based awards to each of our NEOs during the fiscal year ended September 30, 2023:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards (4)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)
Scipio Maximus Carnecchia	11/30/2022	—	—	—	48,876	97,752	130,333	97,752	$2,295,513
	3/15/2023	102,600	570,000	1,140,000	—	—	—	—	—
Frank Teruel(5)	11/30/2022	—	—	—	7,332	14,663	19,550	14,663	$344,329
Fuad Ahmad(6)	—	—	—	—	—	—	—	—	$—
Scott Carter	1/24/2023	—	—	—	—	—	—	101,523	$1,000,002
Michael E. Diamond	11/30/2022	—	—	—	12,219	24,438	32,584	24,438	$573,886
	3/15/2023	31,500	175,000	350,000	—	—	—	—	—
Christopher Briggs	11/30/2022	—	—	—	12,219	24,438	32,584	24,438	$573,886
	3/15/2023	29,250	162,500	325,000	—	—	—	—	—
———————
(1)These NEOs, with the exception of Messrs. Carter and Ahmad, were participants in the 2023 Cash Incentive Plan and were eligible to receive cash bonuses based upon the achievement of certain corporate performance goals as described below.
(2)This column sets forth the number of shares of common stock underlying the PSUs that were granted to the NEOs. If the NEOs do not satisfy the performance-based vesting conditions with respect to such PSU awards, such awards will not vest, and the NEOs will not receive any shares of Common Stock with respect to such awards. Once the performance-based vesting condition is achieved and the time-based vesting periods are complete, the full amount of the PSUs will become vested and payable to the NEOs. See section titled “Equity-Based Incentives” and footnote (3) below for further information.
(3)RSUs and PSUs were granted to Messrs. Carnecchia, Teruel, Diamond, and Briggs on November 30, 2022. 50% of the grant value was designated as RSUs and 50% of the grant value designated as PSUs. RSUs and PSUs granted to Mr. Teruel were valued at $150,000 and $199,995, respectively. Mr. Teruel resigned as our CFO effective as of January 31, 2023 and none of these RSUs or PSUs vested. The RSUs will vest 25% of the shares over four years on each one-year anniversary of the respective date of grant. The PSUs will vest in equal annual installments over a period of three years from the respective date of grant should certain performance metrics be achieved during the applicable Performance Period. The performance metrics with respect to the vesting of the PSUs are tied to the percentage increase in the value of our common stock as compared to the percentage increase in the value of the Russell 2000 Index during the applicable Performance Period. In order to make a determination as to whether the annual performance criteria is met, the Company reviews a hypothetical investment in both our common stock and the Russell 2000 Index with a purchase price equal to the average closing price of each for the 20-trading days immediately preceding the start of the applicable Performance Period. At the end of the applicable Performance

Period, the value of the hypothetical investment is determined by assuming the sale of each based on the average closing price of each from the immediately preceding 20-trading days. The percentage change is determined by comparing the increase in value to the starting investment. To the extent that our common stock performance is less than equal to, but at least 85% of, the performance of the Russell 2000 Index, a pro-rata portion of the shares will be vested. To the extent that our common stock performance is greater than 100% of the performance of the Russell 2000 Index, a pro-rata portion of additional shares will vest. Additionally, a portion of the PSUs may vest during a later Performance Period if the cumulative percentage increase in value of our common stock measured over the current and all previous Performance Periods exceeds the cumulative percentage increase in value of the Russell 2000 Index. RSUs were also granted to Mr. Carter on January 24, 2023 in connection with his prior service as Executive Chair. The RSUs granted to Mr. Carter will vest 50% of the shares over two years on each one-year anniversary of the date of grant.
(4)The amounts disclosed in the “Grant Date Fair Value of Stock and Option Awards” column are equal to the aggregate grant date fair value of each RSU and PSU award computed in accordance with ASC Topic 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on March 19, 2024.
(5)Mr. Teruel resigned as our CFO effective as of January 31, 2023 and therefore was not eligible to receive a bonus under the 2023 Cash Incentive Plan.
(6)As an outside consultant serving as our Interim Chief Financial Officer on a contract basis, Mr. Ahmad was not eligible to participate in the 2023 Cash Incentive Plan or Equity Plan.
Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table
For a narrative discussion of the Summary Compensation Table and the Grants of Plan-Based Awards table, see the footnotes to the tables as well as the Compensation Discussion and Analysis of this Proxy Statement. In addition, below is a description of the material compensation-related terms of all employment arrangements in effect during the fiscal year ended September 30, 2023 with our NEOs, including annual base salaries during the fiscal year ended September 30, 2023 as well as their current annual base salaries. For a description of the payments and benefits that would be provided to our NEOs in connection with a termination of their employment or a change of control, see the section below entitled “Potential Payments Upon Termination or Change of Control.”

Scipio Maximus Carnecchia

In November 2018, we entered into an executive employment agreement with Scipio Maximus Carnecchia, our former CEO. Mr. Carnecchia’s annual base salary for our 2023 fiscal year was $475,000 and his base salary when he was terminated on May 31, 2024 was $475,000. He was eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Carnecchia was also entitled to receive certain severance payments and benefits in the event that his employment was involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Frank Teruel
In June 2021, we entered into a letter agreement with Frank Teruel, our former CFO. Mr. Teruel’s annual base salary during our 2023 fiscal year was $360,000 and his annual base salary when he resigned in January 2023 was $360,000. He was eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Teruel was also entitled to receive certain severance payments and benefits in the event that his employment was involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Fuad Ahmad
As Mr. Ahmad was a contractor and not an employee of the Company he did not have an executive employment agreement and was not entitled to any severance pay.
Scott Carter
In January 2023, we entered into an employment relationship with Scott Carter (currently Interim Chief Executive Officer and Executive Chair of the Board) which provided compensation for serving in the role of Executive Chair of the Board. Mr. Carter’s annual base salary during the 2023 fiscal year, and at the time he resigned as Executive Chair effective December 1, 2023, was $780,000. He was not eligible to participate in the Company’s annual cash incentive plan, but was eligible to participate in the 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Carter was also entitled to receive certain severance payments and benefits in the event that his employment was involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.” In connection with our termination of our former Chief Executive Officer, Mr. Carter assumed the rule of Interim Chief Executive Officer in June of 2024. Mr. Carter is currently compensated at a monthly rate of $85,000 per month in connection with his interim CEO role and he is eligible to participate in the 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Carter is not entitled to any severance or change of control benefits in connection with the termination of his interim Chief Executive Officer role.
Michael E. Diamond
In June 2012, we entered into a letter agreement with Michael E. Diamond, our Senior Vice President, General Manager — Digital Banking. Mr. Diamond’s annual base salary during our 2023 fiscal year was $350,000 and his current annual base salary is $375,000. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Diamond is also entitled to receive certain severance payments and benefits in the event that his employment is involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”
Christopher Briggs
In April 2022, we entered into a letter agreement with Christopher Briggs, our Senior Vice President, Identity Product Marketing. Mr. Briggs’ annual base salary during our 2023 fiscal year was $325,000 and his current annual base salary is $335,000. He is eligible to participate in the Company’s annual cash incentive plan, 401(k) plan and health, disability, insurance and other plans made available generally to our other salaried employees. Mr. Briggs is also entitled to receive certain severance payments and benefits in the event that his employment is involuntarily terminated by us without cause or by him for good reason in connection with a change of control, as discussed below under the section entitled “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our NEOs as of September 30, 2023:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock Not Yet Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)
Scipio Maximus Carnecchia	90,393	(3)	—	—	9.50	11/6/2028	—		—
	77,855	(4)	3,385	—	9.50	11/6/2028	—		—
	—	(5)	—	800,000	9.50	11/6/2028	—		—
	—		—	—	—	—	11,843	(6)	126,957
	—		—	—	—	—	27,503	(7)	294,832
	—		—	—	—	—	42,230	(8)	452,706
	—		—	—	—	—	56,308	(9)	603,622
	—		—	—	—	—	88,497	(10)	948,688
	—		—	—	—	—	78,664	(11)	843,278
	—		—	—	—	—	97,752	(12)	1,047,901
	—		—	—	—	—	130,333	(13)	1,397,170
Frank Teruel	—		—	—	—	—	—	(14)	—
Fuad Ahmad	—		—	—	—	—	—	(14)	—
Scott Carter	—		—	—	—	—	101,523	(15)	1,088,327
Michael E. Diamond	8,216	(19)	—	—	8.60	11/15/2027	—		—
	60,626	(3)	—	—	9.50	11/6/2028	—		—
	—		—	—	—	—	9,283	(16)	99,514
	—		—	—	—	—	7,391	(8)	79,232
	—		—	—	—	—	9,855	(9)	105,646
	—		—	—	—	—	15,487	(10)	166,021
	—		—	—	—	—	13,766	(11)	147,572
	—		—	—	—	—	24,438	(12)	261,975
	—		—	—	—	—	32,584	(13)	349,300
Christopher Briggs	—		—	—	—	—	22,107	(17)	236,987
	—		—	—	—	—	34,386	(18)	368,618
	—		—	—	—	—	24,438	(12)	261,975
	—		—	—	—	—	32,584	(13)	349,300
———————
(1)The option awards expire 10 years from the date of grant, and may be subject to earlier expiration in connection with a termination of employment. Mr. Carnecchia’s options will expire on September 30, 2025 if not exercised prior to that date.
(2)The closing price of our common stock on the Nasdaq Capital Market as of September 29, 2023 was $10.72 per share.
(3)The shares subject to the option award vested over a period of four years from November 6, 2018, the date of grant, with 25% of the shares subject to the award having vested on the first anniversary of the date of grant and the remaining shares subject to such option vesting in equal monthly installments thereafter, and were fully vested on November 6, 2022.
(4)The shares subject to the option award vested over a period of five years from November 6, 2018, the date of grant, with 25% of the shares subject to the award having vested on the first anniversary of the date of grant and the remaining shares subject to such option vesting in equal monthly installments thereafter, and were fully vested on November 6, 2023.
(5)The shares subject to the performance equity award vested upon the closing market price of the Company’s common stock achieving certain predetermined levels and Mr. Carnecchia’s serving as the CEO of the Company for at least three years.

(6)The shares subject to the RSU award vest over a period of five years from November 6, 2018, the date of grant, with 25% of the shares subject to the award vesting on the second anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 6, 2023.
(7)The shares subject to the PSU award vest over a period of four years from March 20, 2020, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments on the second and third anniversaries of the date of grant. The shares are also subject to an additional one-year vesting period and will be fully vested on March 20, 2024, subject to the achievement of the annual performance criteria.
(8)The shares subject to the RSU award vest over a period of four years from November 27, 2020, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal installments, and will be fully vested on November 27, 2024.
(9)The shares subject to the PSU award vested over a period of three years from November 27, 2020, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and were fully vested as of November 27, 2023.
(10)The shares subject to the RSU award vest over a period of four years from November 26, 2021, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 26, 2025.
(11)The shares subject to the PSU award vest over a period of three years from November 26, 2021, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 26, 2024, subject to the achievement of the annual performance criteria.
(12)The shares subject to the RSU award vest over a period of four years from November 30, 2022, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal installments, and will be fully vested on November 30, 2026.
(13)The shares subject to the PSU award vest over a period of three years from November 30, 2022, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on November 30, 2025, subject to the achievement of the annual performance criteria.
(14)Mr. Ahmad and Mr. Teruel had no equity awards outstanding at September 30, 2023.
(15)The shares subject to the RSU award vest over a period of two years from January 24, 2023, the date of grant, with 50% of the shares subject to the award vesting on the first and second anniversaries of the date of grant and will be fully vested on January 24, 2025.
(16)The shares subject to the RSU award vested as follows: 37.5% on the one-year anniversary of the date of grant of March 20, 2020, 12.5% on November 14, 2021, and 25% on each of November 14, 2022 and 2023.
(17)The shares subject to the RSU award vest over a period of four years from May 16, 2022, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on May 16, 2026.
(18)The shares subject to the PSU award vest over a period of three years from May 16, 2022, the date of grant, with 33.33% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal annual installments, and will be fully vested on May 16, 2025, subject to the achievement of the annual performance criteria.
(19)The shares subject to the option award vested over a period of four years from November 15, 2017, the date of grant, with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments, and were fully vested on November 15, 2021.

Option Exercises and Stock Vested
The following table sets forth information regarding exercise of option awards and vesting of shares underlying RSUs for our NEOs for the fiscal year ended September 30, 2023:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Scipio Maximus Carnecchia	—	$—	74,298	$809,469
Scott Carter	—	—	—	—
Frank Teruel	—	—	1,217	13,034
Fuad Ahmad	—	—	—	—
Michael E. Diamond	—	—	26,034	291,107
Christopher Briggs	—	—	12,281	111,021
———————
(1)The value realized equals the number of shares acquired on exercise multiplied by the difference between the per share closing price of the Company’s common stock on the date of exercise and the per share exercise price of the option.
(2)Amounts include shares tendered to us for payment of payroll tax obligations.
(3)The value realized equals the number of shares vested multiplied by the per share closing price of the Company’s common stock on the date of vesting.

Pension Benefits, Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation
No pension benefits were paid to any of our NEOs during the fiscal year ended September 30, 2023. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.
Potential Payments Upon Termination or Change of Control
Scipio Maximus Carnecchia
On November 6, 2018, we entered into an Executive Employment Agreement with Scipio Maximus Carnecchia ( the “Carnecchia Employment Agreement”).
Under the terms of the Carnecchia Employment Agreement, if Mr. Carnecchia’s employment with the Company was terminated by the Company without “cause” or by Mr. Carnecchia for “good reason” (each as defined in the Carnecchia Employment Agreement), in each case, other than in connection with a Change of Control, then as long as Mr. Carnecchia signed a release of any claims against the Company, he was entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 100% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of twelve (12) months of COBRA continuation coverage; (iv) all equity awards granted to him were treated as set forth in the applicable award agreements and plan documents to which such equity awards are subject; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.
Pursuant to the Carnecchia Employment Agreement, if Mr. Carnecchia’s employment with the Company was terminated without “cause” or for “good reason” at any time two months prior to or within 24 months after a Change of Control, then as long as Mr. Carnecchia signed a release of any claims against the Company, he was entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 200% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of twenty-four (24) months of COBRA continuation coverage; (iv) (A) all non-performance equity awards granted to him vested and became immediately exercisable, (B) (1) any time vesting requirement of any performance equity awards were deemed to be satisfied and (2) the share price for determining whether the performance vesting requirement of any performance equity awards had been satisfied was the per share price payable to the stockholders of the Company in connection with the Change of Control, and (C) any restrictions of any kind imposed by the Company or any Company equity award plan or equity award agreement that related to any equity securities or equity awards held by Mr. Carnecchia would lapse; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.
The timing of severance payments and benefits under the Carnecchia Employment Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. Mr. Carnecchia was terminated as Chief Executive Officer by the Board of Directors without cause (as defined in Mr. Carnecchia’s employment agreement) effective as of May 31, 2024. Mr. Carnecchia provided the release of liability required by the Carnecchia Employment Agreement and was paid a severance per the terms of the agreement and this agreement is therefore no longer in effect.

Frank Teruel
On May 10, 2021, we entered into an Executive Severance and Change of Control Plan with Frank Teruel, our Chief Financial Officer (the “Teruel Severance Plan”).
Under the terms of the Teruel Severance Plan, if we terminated Mr. Teruel’s employment involuntarily without Cause (as defined below) or if Mr. Teruel terminated his employment for Good Reason (as defined below), Mr. Teruel would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Teruel’s annual base salary then in effect; and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Teruel and his dependents.
In addition, the Teruel Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company involuntarily terminated Mr. Teruel’s employment without Cause or if Mr. Teruel terminated his employment with the Company for Good Reason, Mr. Teruel would have been entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Teruel’s annual base salary then in effect; (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Teruel and his dependents; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Teruel.
The timing of severance payments and benefits under the Teruel Severance Plan could have been deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. Mr. Teruel voluntarily resigned as our Chief Financial Officer effective as of January 31, 2023 and was not entitled to nor paid any severance. Consequently, this agreement is therefore no longer in effect.
Fuad Ahmad
As Mr. Ahmad was a contractor and not an employee of the Company he did not have an executive employment agreement and was not entitled to nor paid any severance payment.
Scott Carter
On January 24, 2023, we entered into an Executive Severance and Change of Control Plan with Scott Carter (the “Carter Severance Plan”).
Under the terms of the Carter Severance Plan, if we involuntarily terminate Mr. Carter’s employment without Cause (as defined below) or if Mr. Carter terminates his employment for Good Reason (as defined below), Mr. Carter will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Carter’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Carter and his dependents, excluding any flexible spending account.
In addition, the Carter Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company terminates Mr. Carter’s employment without Cause or if Mr. Carter terminates his employment with the Company for Good Reason, Mr. Carter will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Carter’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Carter and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Carter.
The timing of severance payments and benefits under the Carter Employment Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. Mr. Carter resigned as Executive Chair effective as of December 1, 2023 and this agreement is no longer in effect.
On June 1, 2024, following the termination of Mr. Carnecchia, Mr. Carter accepted the role of interim Chief Executive Officer while the Company conducts a search for a permanent Chief Executive Officer. In connection with his role as interim Chief Executive Officer, Mr. Carter did not enter into a severance and change of control agreement with the Company given the short-term temporary nature of his position and thus is not eligible for severance pay in connection with a termination of his interim role. The equity grants made by the Company generally have a minimum vesting period of one-year and Mr. Carter’s role as interim Chief Executive Officer is intended to be temporary in nature (with a goal of hiring his permanent replacement as soon as possible). Consequently, to properly reward Mr. Carter for his contributions and his assistance in hiring his permanent replacement in a timely manner, and based on input and a recommendation from the Company’s outside compensation consultant based upon market data for interim CEO roles, the equity awards (both performance-based and time-based awards) granted to Mr. Carter in connection with his interim role contain an acceleration clause related to the time-based elements of such awards in the event that a permanent Chief Executive Officer is hired within one-year (or in the event that Mr. Carter is terminated without cause within one-year). Mr. Carter’s interim role and such grants are described in more detail under “Executive Compensation for the 2024 Fiscal Year - Equity-Based Incentives”.

Michael E.  Diamond
On August 10, 2017, we entered into an Executive Severance and Change of Control Plan with Michael E. Diamond, our General Manager (the “Diamond Severance Plan”).
Under the terms of the Diamond Severance Plan, if we involuntarily terminate Mr. Diamond’s employment without Cause (as defined below) or if Mr. Diamond terminates his employment for Good Reason (as defined below), Mr. Diamond will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Diamond’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Diamond and his dependents, excluding any flexible spending account.
In addition, the Diamond Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company involuntarily terminates Mr. Diamond’s employment without Cause or if Mr. Diamond terminates his employment with the Company for Good Reason, Mr. Diamond will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 100% of Mr. Diamond’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to 12 months of premium payments for continuation coverage under the Company’s health plans for Mr. Diamond and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Diamond.
The timing of severance payments and benefits under the Diamond Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Diamond Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Diamond to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
Christopher Briggs
On April 25, 2022, we entered into an Executive Severance and Change of Control Plan with Christopher Briggs, our Senior Vice President, Identity Product Marketing (the “Briggs Severance Plan”).
Under the terms of the Briggs Severance Plan, if we involuntarily terminate Mr. Briggs’s employment without Cause (as defined below) or if Mr. Briggs terminates his employment for Good Reason (as defined below), Mr. Briggs will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Briggs’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); and (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Briggs and his dependents, excluding any flexible spending account.
In addition, the Briggs Severance Plan provides that in the event that during the two month period prior to the consummation of a Change of Control (as defined below) or the 12 month period following the consummation of a Change of Control, the Company involuntarily terminates Mr. Briggs’s employment without Cause or if Mr. Briggs terminates his employment with the Company for Good Reason, Mr. Briggs will be entitled to receive: (i) all compensation and benefits accrued, but unpaid, up to the effective date of termination; (ii) a lump-sum cash amount equal to 50% of Mr. Briggs’s annual base salary then in effect (ignoring any reduction that gives rise to a termination for Good Reason); (iii) a lump-sum cash amount equal to six months of premium payments for continuation coverage under the Company’s health plans for Mr. Briggs and his dependents, excluding any flexible spending account; and (iv) accelerated vesting of 100% of all outstanding equity awards then held by Mr. Briggs.
The timing of severance payments and benefits under the Briggs Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A. The Briggs Severance Plan also provides for the reduction of any severance payments and benefits to Mr. Briggs to the extent necessary to ensure that he will not receive any “excess parachute payments” under Section 280G.
For purposes of each of the foregoing severance plans:
•“Cause” generally means: (i) any material failure on the part of the executive to faithfully and professionally carry out his duties, subject to a 10-day cure period; (ii) the executive’s dishonesty or other willful misconduct (or in the case of the Carnecchia Employment Agreement, other misconduct), if such dishonesty or other willful misconduct (or in the case of the Carnecchia Employment Agreement, other misconduct), is intended to or likely to materially injure the business of the Company (and in the case of the Carnecchia Employment Agreement, materially injure the reputation of the Company); (iii) the executive’s conviction of any felony or of any other crime, in each case, involving moral turpitude; (iv) the executive’s insobriety or illegal use of drugs, chemicals or controlled substances in the course of performing his duties and responsibilities or otherwise materially affecting his ability to perform the same; and (v) any wanton or willful dereliction of duties by the executive. In addition to the foregoing, under the Carnecchia Employment Agreement, “Cause” also means the executive’s material breach of any written agreement with the Company or any of its affiliates or material violation of the Company’s Code of Business Conduct or any other material written policy of the Company.

•“Good Reason” generally means: (i) the Company’s breach of any of the material terms of the severance plan; (ii) the Company’s relocating its offices at which the executive is initially principally employed to a location either outside of the United States or more than 50 miles from both the executive’s residence and the offices of the Company (or in the case of the Carnecchia Employment Agreement, outside of the United States or outside of San Diego County), and that reassignment materially and adversely affects the executive’s commute and the executive is required to commute to such location without the executive’s written consent; (iii) a material diminution in the executive’s duties or responsibilities or conditions of employment (or in the case of the Carnecchia Employment Agreement, title); from those in effect on the effective date of the severance plan; (iv) any reductions which, in the aggregate, are more than 10% of the executive’s base salary in effect when any reduction is first imposed without the executive’s consent (other than such a reduction or reductions applicable generally to other senior executives of the Company) (or in the case of the Carnecchia Employment Agreement, a reduction of Mr. Carnecchia’s base salary or reduction of Mr. Carnecchia’s target bonus percentage without his consent); provided, however, that the executive must provide the Company with written notice of the executive’s intent to terminate his employment and a description of the event which the executive believes constitutes Good Reason within 60 days after the initial existence of the event, subject to a 30-day cure period in favor of the Company, and if the default is not cured, the executive must terminate within 90 days of the end of the cure period.
•“Change of Control” generally means the occurrence of any of the following events: (i) any person or group (within the meaning of Section 13(d) or 14(d), as applicable, of the Exchange Act) (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the voting power of our then outstanding securities (“Company Voting Securities”); (ii) the consummation of a share exchange or a merger or consolidation of the Company, where the Persons who were the beneficial owners of Company Voting Securities outstanding immediately prior to such transaction do not beneficially own more than 50% of the voting securities of the Company or the Acquiring Company (as defined in the applicable agreement) immediately after such transaction in substantially the same proportions as their ownership of Company Voting Securities immediately prior to such transaction; (iii) a sale or other disposition of all or substantially all of our assets; or (iv) such time as the Continuing Directors (as defined in the applicable agreement Severance Plan) do not constitute at least a majority of the Board (or, if applicable, of the board of directors of a successor to the Company).
The table below estimates the amount of compensation and benefits to be provided to each of our NEOs in the event of termination of such executive’s employment under certain circumstances. These amounts are estimates of the amounts that would be paid or provided to the executives upon termination of employment or a change of control had the termination occurred on September 30, 2023, the last business day of the fiscal year end. The actual amounts can only be determined at the time of such executive’s separation from the Company.
In the table below, the assumed payouts for the accelerated vesting of stock options were calculated by taking the difference between the exercise price of the unvested in-the-money stock option and $10.72, which was the per share closing price of our common stock on the Nasdaq Capital Market as of September 30, 2023, and multiplying that by the number of stock options which would become vested if the change of control had occurred on September 30, 2023. The assumed payouts for the accelerated vesting of RSUs were calculated by multiplying $10.72 by the number of shares of common stock underlying RSUs that would have vested if the change of control had occurred on September 30, 2023. These assumed payouts are determined for SEC disclosure purposes only and are not necessarily indicative of the actual benefit the executive would receive.

Name	Benefit	Involuntary Termination by the Company Without Cause or Resignation for Good Reason		Change of Control Involuntary Termination Without Cause or Resignation for Good Reason
Scipio Maximus Carnecchia	Base Salary	$475,000	(1)	$950,000	(2)
	Equity Plans	—		5,402,172	(3)
	Health Benefits	33,712	(4)	67,423	(5)
Frank Teruel(6)	Base Salary	—		—
	Equity Plans	—		—
	Health Benefits	—		—
Fuad Ahmad	Base Salary	—		—
	Equity Plans	—		—
	Health Benefits	—		—
Scott Carter(7)	Base Salary	390,000	(8)	390,000
	Equity Plans	—		1,088,327	(9)
	Health Benefits	—		—
Michael Diamond	Base Salary	350,000	(1)	350,000	(1)
	Equity Plans	—		1,121,934	(11)
	Health Benefits	16,918	(4)	16,918	(4)
Christopher Briggs	Base Salary	167,500	(8)	167,500	(8)
	Equity Plans	—		760,938	(12)
	Health Benefits	6,093	(10)	6,093	(10)
———————
(1)Amount represents 100% of the executive’s annual base salary in effect September 30, 2023, unless otherwise noted. In addition to the amount above, Mr. Carnecchia would be entitled to a lump-sum prorated amount of the target bonus as of his termination date.
(2)Amount represents twice the amount of the executive’s annual base salary in effect at September 30, 2023. In addition to the amount above, Mr. Carnecchia would be entitled to a lump-sum prorated amount of the target bonus as of his termination date.
(3)Amount represents accelerated vesting of 500,549 unvested RSUs as of September 30, 2023.
(4)Amount represents estimated payments for continued coverage under the Company’s health plans for up to 12 months, unless otherwise noted.
(5)Amount represents estimated payments for continued coverage under the Company’s health plans for up to 24 months.
(6)Mr. Teruel resigned from the Company effective January 31, 2023, and as no triggering event occurred in connection with his resignation, this reflects what Mr. Teruel actually received.
(7)Mr. Carter resigned as Executive Chair effective December 1, 2023, and therefore this scenario cannot occur after this date.
(8)Amount represents 50% of the executive’s annual base salary in effect as of September 30, 2023.
(9)Amount represents accelerated vesting of 101,523 unvested RSUs as of September 30, 2023.
(10)Amount represents estimated payments for continued coverage under the Company’s health plans for up to six months.
(11)Amount represents accelerated vesting of 104,658 unvested RSUs as of September 30, 2023.
(12)Amount represents accelerated vesting of 70,983 unvested RSUs as of September 30, 2023.
Compensation Committee Interlocks and Insider Participation
During the 2023 fiscal year, James C. Hale, Kimberly S. Stevenson, Rahul Gupta and Scott Carter served on the Compensation Committee. Mr. Carter stepped down from the Compensation Committee in January 2023 when he was appointed to the role of Executive Chair. None of these directors had at any time been an officer of the Company. During the 2023 fiscal year, no interlocking relationship existed between the Board or the Compensation Committee and the board of directors, compensation committee or human resources committee, as appropriate, of any other entity.

Principal Executive Officer (“PEO”) Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of the annual total compensation of our PEO to the median employee’s annual total compensation. Our PEO on July 31, 2023, the date on which the median employee was calculated, was Scipio Maximus Carnecchia. Mr. Carnecchia’s annualized total compensation for 2023 was $3,214,657. This amount equals Mr. Carnecchia’s compensation as reported in the Summary Compensation Table. The median employee’s (excluding the PEO) annual total compensation for 2023 was $66,911. Based on the foregoing, our estimate of the ratio of the annual total compensation of our PEO to the annual total compensation of our median employee was 48 to 1.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, our pay ratio may not be comparable to the pay ratio reported by other companies.
Our PEO to median employee ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions and estimates described below.
In identifying our median employee, we used the annual base salary for each employee included in the Company’s payroll and other compensation records. All compensation amounts were annualized for permanent employees who did not work for the entire year, such as new hires and employees on paid or unpaid leaves of absence. We did not apply any cost-of-living adjustments nor did we use any form of statistical sampling. We captured employees as of July 31, 2023, consisting of approximately 596 individuals located worldwide (approximately 439 of which are located internationally). We did not exclude any employees from our determination of the median employee.
During fiscal 2023, we paid our non-US employees in local foreign currency, which included Euros, GBPs, Pesos and Rubles. Amounts were converted into U.S. Dollars based on applicable exchange rates as of July 31, 2023 for purposes of calculating the PEO to median employee ratio.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (the “CAP”) to our principal executive officer (“PEO”) and our other NEOs (the “Non-PEO NEOs”) and certain financial performance of the Company. The CAP does not reflect the actual amount of compensation earned, realized or received by the PEOs or Non-PEO NEOs during the applicable fiscal year. The following table shows the past three fiscal years’ total compensation for our PEO, and on an average basis, our NEOs for the past three fiscal years as set forth in the “Summary Compensation Table”, the CAP to our PEO, and on an average basis, our Non-PEO NEOs (in each case, as determined under SEC rules) our total shareholder return (“TSR”), the TSR for companies in the Nasdaq Health Care Index, our net income, and our Company-Selected Measure, revenue. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Executive Compensation—Compensation Discussion and Analysis” on page 24 of this Proxy Statement.

Fiscal Year	Summary Compensation Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (in Thousands)(7)	Revenue (in Thousands)(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$3,214,657	$3,499,765	$1,062,634	1,073,041	$84.14	$124.02	$8,027	$172,552
2022	$5,611,040	$(264,226)	$1,201,439	337,407	$71.90	$89.41	$3,694	$144,804
2021	$3,461,041	$9,567,265	$973,850	1,492,359	$145.21	$134.44	$7,978	$119,797
—————————
(1)The dollar amounts reported in this column are the amounts of total compensation reported for Scipio Maximus Carnecchia (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation —Summary Compensation Table” for additional information.
(2)The dollar amounts reported in this column represent the CAP to Mr. Carnecchia, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect actual compensation earned by or paid to Mr. Carnecchia during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Carnecchia’s total compensation reported in the Summary Compensation Table for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2023	3,214,657	(2,295,513)	2,580,621	3,499,765
2022	5,611,040	(4,701,320)	(1,173,946)	(264,226)
2021	3,461,041	(2,283,961)	8,390,185	9,567,265
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable year.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	2,121,544	450,314	—	8,763	—	—	2,580,621
2022	1,993,329	(2,373,751)	—	(793,524)	—	—	(1,173,946)
2021	3,233,450	4,946,721	—	210,014	—	—	8,390,185
(3)     The dollar amounts reported in this column represent the average of the amounts reported for the NEOs as a group (excluding Mr. Carnecchia) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal year 2023, Frank Teruel, Michael Diamond, Christopher Briggs, Fuad Ahmad, and Scott Carter; (ii) for fiscal year 2022, Frank Teruel, Michael Diamond, Stephen Ritter and Scott Marcus; and (iii) for fiscal year 2021, Frank Teruel, Jeffrey Davison, Michael Diamond, Jason Gray, and Stephen Ritter. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table” for additional information.
(4)     The dollar amounts reported in this column represent the average amount of the CAP to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation reported in the Summary Compensation Table for the Non-PEO NEOs for each year to determine the CAP, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($)(a)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,062,634	(498,421)	508,828	1,073,041
2022	1,201,439	(747,143)	(116,889)	337,407
2021	973,850	(460,978)	979,487	1,492,359
—————————
(a) The amounts deducted or added in calculating the total average award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends of other Earnings Paid on Stock or Options Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2023	461,257	51,677	—	3,027	(7,133)	—	508,828
2022	352,010	(379,700)	—	(89,199)	—	—	(116,889)
2021	556,942	273,505	—	149,040	—	—	979,487
(5)    Cumulative TSR is calculated by (i) dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by (ii) the Company’s share price at the beginning of the measurement period.
(6)    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group for this purpose is the NASDAQ - 100 Technology Sector Index and is the same peer group used by the Company in the Stock Performance Graph in Part II, Item 5 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “Peer Group”).
(7)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)    While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation program, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link the CAP to the Company’s NEOs, for the most recently completed fiscal year. The dollar amounts reported represent the amount of revenue reflected in the Company’s audited financial statements for the applicable year.

Financial Performance Measures
As described in greater detail in the “Compensation Discussion and Analysis” above, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. Below is an unranked list of the most important financial performance measures that we use to link Compensation Actually Paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance:

Performance Measures
Revenue
Non-GAAP Operating Income Margin
Relative Total Shareholder Return

Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
CAP and Company’s TSR versus Peer TSR
The following graph sets forth the relationship between the CAP to our PEO, the average of CAP to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years. In addition, the graph demonstrates the overall performance of the Company’s TSR as compared to the TSR of its Compensation Peer Group.

Mitek & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment From 9/30/2020
$12
$10
$8
$6
$4
$2
$0
($2)
$160
$140
$120
$100
$80
$60
$40
$20
$0
$9.57
$1.49
($0.26)
$0.34
$3.50
$1.07
$145.21
$134.44
$89.41
$71.90
$124.02
$84.14
9/30/21
9/30/22
9/30/23
PEO CAP ($M)
Non-PEO NEO CAP ($M)
Mitek
NASDAQ - 100 Technology Sector Index

CAP and Net Income
The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and the Company’s net income over the three most recently completed fiscal years.

Mitek Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income
$12
$10
$8
$6
$4
$2
$0
($2)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$9.57
$1.49
($0.26)
$0.34
$3.50
$1.07
$7,978
$3,694
$8,027
9/30/21
9/30/22
9/30/23
PEO CAP ($M)
Non-PEO NEO CAP ($M)
Net Income ($Thousands)

CAP and Revenue
The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and the Company’s revenue over the three most recently completed fiscal years.

Mitek Revenue vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Revenue
$12
$10
$8
$6
$4
$2
$0
($2)
$200,000
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
$9.57
$1.49
($0.26)
$0.34
$3.50
$1.07
$119,797
$144,804
$172,552
9/30/21
9/30/22
9/30/23
PEO CAP ($M)
Non-PEO NEO CAP ($M)
Revenue ($Thousands)

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of our Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
James C. Hale
Kimberly S. Stevenson
Rahul Gupta

This foregoing report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

ENVIRONMENT, SOCIAL AND GOVERNANCE INITIATIVES
Mitek’s mission is to provide trust and convenience in an increasingly connected world, consistent with our commitment to environmental, social and governance (“ESG”) principles. It comprises specific priorities and commitments we are making, guided by our purpose and values to address various ESG risks and opportunities. Our Board and management believe that operating our business in line with corporate sustainability principles and in a socially and environmentally responsible manner furthers our purpose and creates the greatest value for our stakeholders. Our Nominating and Governance Committee oversees the Company’s ESG practices, and our Compensation Committee oversees our human capital management practices. During fiscal 2022, in order to advance our ESG initiatives and practices, in line with our operational and financial priorities, we engaged in discussions with certain stakeholders to obtain their input regarding our ESG priorities and initiatives. Based on such input, we leveraged company management and the board members participating in these committees to provide ESG committee stewardship and oversight on our goals and progress, with identified business owners for related ESG initiatives.
While our ESG plans and programs are subject to ongoing evolution, our priorities continue to center around three imperatives:
1.Doing our part to help sustain the planet and positively impact our community
2.Creating a culture of engagement, equity and inclusion
3.Conducting business with integrity
Doing our part to help sustain the planet and positively impact our communities
We are committed to creating value for our communities through providing economic opportunities, participating in volunteerism, and operating our business in a socially and environmentally responsible way. The communities in which we are located and where our employees live are critical stakeholders. We support community outreach through enabling employee time off for volunteerism and actively endorsing and/or sponsoring employee participation in local community events. As climate change continues to advance, we see the effects of rising temperatures and extreme weather events all around us, including in our operations and communities. As a result, we have prioritized leasing office space in buildings, such as our San Diego headquarters, that are Leadership in Energy and Environment Design (“LEED”) certified or a local equivalent of such certification in other jurisdictions. Additionally, as a technology company, we prioritize paperless workplaces and increased automation. For physical and technology assets that are at or near end of life, we have established a technology and property disposition program to repurpose the equipment, reset where possible, donate to organizations in our local communities, and/or dispose of obsolete equipment in an environmentally appropriate manner.
Creation of a culture of engagement, equity and inclusion
Mitek believes that a diverse workforce is a stronger workforce, where diversity of experience, perspective and skills broadens the power of our collective mind. We believe this diversity helps to build stronger teams, serve our customers comprehensively, innovate our product developments and solutions, enable more impactful decision-making across our business, and positively impact our overall performance. Where talent is concerned, our commitment is to find and develop the best talent – and attract the best talent.

This goal requires constant commitment and effort in order to effect the progress and change we desire, both within Mitek and in our communities. We continue our efforts to create awareness and to take steps to address inequities.

Our success is seen in our low attrition rates and high employee engagement survey scores, reflective in part of our pursuit of continuous improvement which is, itself, positively affected by the increased diversity in the company. In 2023, we advanced or set out on a number of initiatives designed to unify employees, foster a larger culture of belonging, where everyone’s ideas are welcome, and all contributions are valued and respected. We sought to progress the hiring of women and other under-represented groups, particularly through outreach to certain target recruiting networks and adoption of a “screening in” approach to diverse candidates.
•Workforce training: building inclusive skills and mindsets for our employees through the implementation of LinkedIn Learning and ongoing learning seminars on DEI and work/life balance topics
•Equity for all: creating and evolving our equitable processes, policies, and practices including enhance pay transparency and analytics associated with measuring pay gaps and defining resulting initiatives.
•Giving employees a voice: implemented GLINT, a best practice survey tool to foster input and feedback, measure ongoing engagement and create actionable plans to improve our workplace.
•Work/life balance: Mitek continues to support a flexible and hybrid approach to work that commenced during the pandemic, enabling our teams to have workplace and work schedule flexibility to the greatest extent possible
•Recruiting and career advancement: monitoring and measuring of diversity populations with the goal of increasing representation and inclusion across all levels of the company.
Our values and conducting business with integrity
Mitek is a values- and culture-based company, with a strong commitment to operating with ethics and integrity. Our commitment to our core values drives our approach to human capital management. Our culture is based on our servant leadership philosophy represented by our values of Delivering, Learning & Caring which put primary importance on our customers and each other. We bring our culture to life through these core values which serve as the foundation of our business and the guiding principles behind the decisions we make every day.
Our Board, and its committees, along with executive leadership play an important role in establishing and maintaining our culture, setting the “tone at the top” and holding management accountable for its maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business.
Mitek’s Code of Ethics (located at: https://investors.miteksystems.com/corporate-governance) guides how we conduct business consistent with our values. The Code is provided all our employees along with ethics and compliance training. We continually revise our training so it is responsive to evolving risks and to help our employees make the right ethical decisions.
One of the areas where ethical decision-making is most important is in the collection, use and protection of data. We aim to foster responsible and ethical use of data and emerging technologies. We established both an Information Security Management Steering Committee and a Data Governance and Best Practices Committee each comprised of senior executives from our information technology, security, compliance, and legal operations to oversee and manage our data security, ethical data use practices, and risks. The purpose of our Data Governance and Best Practices Committee is to consider data use cases that, while legally permitted, may not meet our standards for maintaining our customers’ trust. One area of particular focus is the collection and utilization of biometric data. For us, this is a means to identify and resolve problems faster and create better employee and customer experiences so they can focus on the more creative and productive parts of their work. The more we can help provide intelligent and intuitive experiences, the more we can help people feel engaged and empowered to do their best work. We understand that with the increased use of data comes more responsibility, and our Data Governance and Best Practices Committee helps to establish a framework for the appropriate use of data to avoid bias and protect personal information.
As caretakers of our customers’ data, we have an important responsibility to protect it. We are focused on, and invest heavily in, security, compliance and privacy to meet industry and regulatory expectations to secure our customers’ data. We focus on continuous education and training to constantly hone our detection and response capabilities. As cybersecurity is often a top operational risk for companies, we are committed to meeting security, compliance, and privacy requirements, especially those mandated by our highly regulated commercial customers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table presents information concerning the beneficial ownership of the shares of our common stock as of July 25, 2024, by:
•each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;
•our NEOs and current directors; and
•all of our current executive officers and directors as a group.
Information with respect to beneficial ownership is based solely on a review of our capital stock transfer records and on publicly available filings made with the SEC by or on behalf of the stockholders listed below. The address for all executive officers and directors is Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101.
Percentage of beneficial ownership is calculated based on the 46,167,636 shares of common stock outstanding on July 25, 2024. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of July 25, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. The Company is not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of the Company.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner or Identity of Group	Number of Shares		Percent of Class
Greater than 5% Stockholders
Blue Grotto Capital, LLC	3,436,070	(1)	7.4%
BlackRock, Inc.	3,735,346	(2)	8.1%
GO ETF Solutions LLP	2,988,407	(3)	6.5%
The Vanguard Group	3,379,226	(4)	7.3%
Legal & General Investment Management Limited	3,045,287	(5)	6.6%
NEOs
Scipio Maximus Carnecchia	1,220,415	(6)	2.6%
Frank Teruel	14,016	(7)	*
Fuad Ahmad	—		*
Scott Carter	161,392	(8)
Michael E. Diamond	267,553	(9)	*
Christopher Briggs	8,971	(10)	*
Directors
Rahul Gupta	26,166	(11)	*
James C. Hale	176,577	(12)	*
Susan J. Repo	29,639	(13)	*
Kimberly S. Stevenson	34,864	(14)	*
Donna C. Wells	38,552	(15)	*
Directors and Current Executive Officers as a Group (10 individuals)	903,183	(16)	2.1%

*	Less than 1%.
(1)Consists of shares of common stock held by Blue Grotto Capital, LLC, located at 2000 Riveredge Parkway, Suite 500, Atlanta, GA 30328. The ownership information for Blue Grotto Capital, LLC (“Blue Grotto”) is based on information supplied by Blue Grotto in a statement on a Schedule 13G/A filed with the SEC on February 13, 2024. Blue Grotto holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. Blue Grotto has sole voting power and dispositive power over 3,436,070 shares of common stock.
(2)Consists of shares of common stock held by BlackRock, Inc. (“BlackRock”), located at 55 East 52nd Street, New York, NY 10055. BlackRock holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. BlackRock has sole voting power over 3,688,523 shares and sole dispositive power over 3,735,346 shares. This information is based on a Schedule 13G/A filed on January 25, 2024 with the SEC.
(3)Consists of shares of common stock held by Go UCITS ETC Solutions PLC (“Go ETF Solutions”), located at 2 Grand Canal Square, Dublin 2, Ireland. Go ETF Solutions is organized as an open-ended investment company with variable capital. Go ETF Solutions is structured as an umbrella fund and is comprised of separate sub-funds. Go ETF Solutions LLP and Legal & General Investment Management Limited, each located at One Coleman Street, London, EC2R 5AA (collectively, the “ETF Investment Managers”) are the investment managers for each of the funds. Go ETF Solutions and the Investment Managers hold shared voting power over the 2,988,407 shares of common stock and Go ETF Solutions LLP has sole dispositive power over such shares. This information is based on a Schedule 13G filed on February 11, 2021 with the SEC.
(4)Consists of shares of common stock held by The Vanguard Group, located at 100 Vanguard Blvd., Malvern, PA 19355. The ownership information for The Vanguard Group, Inc. (“Vanguard”) is based on information supplied by Vanguard in a statement on a Schedule 13G/A filed with the SEC on February 13, 2024. Vanguard holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of our shares. Vanguard has shared voting power over 75,485 shares of common stock, sole dispositive power over 3,264,524 shares owned, and shared dispositive power over 114,702 shares owned.
(5)Legal & General Investment Management Limited (“Legal & General”) is a discretionary investment manager authorized and regulated by the UK financial conduct authority. Legal & General UCITS ETF Plc (the “L&G Company”) is organized as an open-ended investment company with variable capital structured as an umbrella fund and comprised of separate sub-funds. The L&G Company has segregated liability between its funds and is organized under the laws of Ireland as a public limited company pursuant to the Companies Act (2014) (as amended) (the “Companies Act”). The L&G Company has entered into a management agreement with LGIM Managers (Europe) Limited under which the manager is responsible for the management of the L&G Company’s affairs. LGIM Managers (Europe) Limited is a limited liability company incorporated in Ireland and authorized by the Central Bank of Ireland as a super manco. LGIM Managers (Europe) Limited has appointed Legal & General as the investment manager for each of the funds. Legal & General reported that it had shared voting power and sole power to dispositive power over 3,045,287 shares. Each of L&G Company and LGIM Managers (Europe) Limited reported that it had shared voting power over 3,045,287 shares. The business address of Legal & General is One Coleman Street, London, EC2R 5AA, UK, and the business address of L&G Company and LGIM Managers Europe is 70 Sir John Rogersons Quay, Dublin 2, Ireland. This information is based on a Schedule 13G/A filed on February 13, 2024 with the SEC.
(6)Comprised of (a) 248,236 shares of common stock held directly and (b) 972,179 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 25, 2024.
(7)Comprised of 14,016 shares of common stock held directly.
(8)Comprised of (a) 9,446 shares of common stock held directly and (b) 151,946 shares of common stock subject to RSUs that may become issuable within 60 days of July 25, 2024.
(9)Comprised of (a) 198,711 shares of common stock held directly, (b) 68,842 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 25, 2024 and (c) a maximum of 2,000 shares of common stock issuable that could be pursuant to purchase rights under our ESPP within 60 days of July 25, 2024.
(10)Comprised of (a) 6,971 shares of common stock held directly and (b) a maximum of 2,000 shares of common stock issuable that could be pursuant to purchase rights under our ESPP within 60 days of July 25, 2024.
(11)Comprised of (a) 2,000 shares of common stock held directly and (b) 24,166 shares of common stock subject to RSUs that may become issuable within 60 days of July 25, 2024.
(12)Comprised of (a) 40,000 shares of common stock held directly, (b) 40,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 25, 2024 and (c) 96,557 shares of common stock subject to RSUs that may become issuable within 60 days of July 25, 2024.
(13)Comprised of 29,639 shares of common stock subject to RSUs that may become issuable within 60 days of July 25, 2024.
(14)Comprised of 34,864 shares of common stock subject to RSUs that may become issuable within 60 days of July 25, 2024.
(15)Comprised of (a) 7,068 shares of common stock held directly and (b) 31,484 shares of common stock subject to RSUs that may become issuable within 60 days of July 25, 2024.
(16)Comprised of shares included under “NEOs” and “Directors”, other than shares beneficially owned by Messrs. Carnecchia, Teruel and Ahmad, none of whom are currently executive officers, and Mr. Lyle, who does not beneficially own any shares, and includes shares beneficially owned by Mr. Gray and collectively consists of (a) 358,511 shares of common stock held directly, (b) 172,016 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 25, 2024, (c) 368,656 shares of common stock subject to RSUs that may become issuable within 60 days of July 25, 2024 and (d) a maximum of 4,000 shares of common stock issuable that could be pursuant to purchase rights under our ESPP within 60 days of July 25, 2024.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information regarding our equity compensation plans as of September 30, 2023, with respect to the shares of common stock that may be issued upon the exercise of options under our existing equity compensation plans and arrangements in effect as of September 30, 2023. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)(3)
Equity compensation plans approved by security holders (4)	4,369,958	$8.54	1,695,918
Equity compensation plans not approved by security holders (5)	317,609
Total	4,687,567
———————
(1)The weighted-average exercise price does not take into account 2,188,296 shares of common stock issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)Represents (i) 1,425,042 shares of common stock available for future awards under the 2020 Plan as of September 30, 2023 and (ii) 270,876 shares of common stock available for future award under the ESPP as of September 30, 2023.
(3)Under the 2020 Plan: (i) every share issued to a participant pursuant to the exercise of a stock option or SAR shall reduce the share reserve by one share and (ii) every share issued to a participant pursuant to an award other than a stock option or SAR shall reduce the share reserve by 1.25 shares.
(4)Comprised of awards granted under the 2002 Stock Option Plan, the 2006 Stock Option Plan, the 2010 Stock Option Plan and the Amended and Restated 2012 Incentive Plan (the “Prior Plans”), the 2020 Plan, the Director Plan, and the ESPP. There were no awards granted under the Prior Plans after the approval of the 2020 Plan by the Company’s stockholders on March 4, 2020. Stock options granted under the Current Plans that were outstanding at such date remain in effect until such options are exercised or expire.
(5)Comprised of the following, each of which was granted as a material inducement to accept employment with the Company and in accordance with Nasdaq Listing Rule 5635(c)(4): (i) restricted stock units for 129,204 shares of the Company’s common stock, which shall vest over a four year period with 25% of the shares subject thereto vesting on each anniversary of the grant date, (ii) restricted stock units for 119,634 shares of the Company’s common stock, which may vest up to 25% of the shares subject thereto on the first anniversary of the grant date, and up 25% of the shares subject thereto at the end of each of the Company’s next three fiscal years subject to the achievement of the annual performance criteria which is based on the actual revenue achieved by HooYu as compared to the corresponding period for the prior year, (iii) 29,474 shares of the Company’s common stock, which shall vest over a four year period with 25% of the shares subject thereto vesting on each anniversary of the grant date, (iv) 29,474 shares of the Company’s common stock, which shall vest up to 33.33% of the shares subject thereto on each anniversary of the grant date, subject to the achievement of the annual performance criteria which is based on the percentage increase in value of the Company’s common stock as compared to the percentage increase in value of the Russell 2000 Index over the applicable annual performance period, and (v) 9,823 shares of the Company’s common stock, which shall vest up to 33.33% of the shares subject thereto on each anniversary of the grant date if the annual performance criteria (which is based on the percentage increase in value of the Company’s common stock as compared to the percentage increase in value of the Russell 2000 Index) for the applicable performance period has been exceeded.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of Forms 3, 4 and 5, and amendments thereto, furnished to us and certain written representations that no other reports were required during the 2023 fiscal year, we are not aware of any other director, officer or greater than 10% beneficial owner that failed to file on a timely basis, as disclosed on such forms, reports required by Section 16(a) of the Exchange Act during the 2023 fiscal year.

HOUSEHOLDING OF PROXY MATERIALS
Some brokers, banks and other agents may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement or Annual Report on Form 10-K may have been sent to multiple stockholders in a single household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at Mitek Systems, Inc., 770 First Avenue, Suite 425, San Diego, California 92101, Attn: Corporate Secretary or (619) 269-6800. If you would like to receive separate copies of our proxy statement or annual report in the future, or you are receiving multiple copies and would like to receive only one copy per household, contact your broker, bank or other agent, or contact us at the above address and phone number.

PROPOSALS OF STOCKHOLDERS
Our Annual Meeting is being held later during the calendar year than prior years as a result of the additional time required to prepare and file our Annual Report on Form 10-K for the year ended September 30, 2023. We plan to return to our regular annual meeting schedule in 2025, including with respect to deadlines for stockholder proposals and director nominations, and we expect that our 2025 Annual Meeting will be held in March 2025.
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. As we expect our 2025 Annual Meeting to convene more than 30 days before the anniversary of 2024 Annual Meeting, to be eligible for inclusion in our 2025 proxy statement, a stockholder’s proposal must be received by us must otherwise comply with Rule 14a-8 under the Exchange Act, and must be received by us a reasonable time before we begin to print and send our proxy materials for the 2025 Annual Meeting. While our Board will consider stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2025 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder. We will announce the specific date by which such proposals must be received by us in a quarterly report on Form 10-Q.
Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in our 2025 proxy statement and proxy, must provide timely notice in writing to our Secretary. As we expect our 2025 Annual Meeting to convene more than 30 days before the anniversary of our 2024 Annual Meeting, to be timely, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than those nominated by us must provide timely notice in the manner prescribed by, and that sets forth the information required by, Rule 14a-19 under the Exchange Act.

OTHER BUSINESS
The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. We are not aware of any matters for action by stockholders at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders. The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of the printing hereof and which may properly come before the Annual Meeting or any adjournment or postponement thereof. The proxy holders intend to vote in accordance with their best judgment on any such matters.
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

San Diego, California	Scott Carter
August 14, 2024	Interim Chief Executive Officer and Executive Chair of the Board

Mitek

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

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Mitek Systems, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of July 25, 2024

Tuesday, September 10, 2024 9:00 AM, Pacific Time

Internet:
www.proxypush.com/MITK

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-411-6767

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Pacific Time, September 10, 2024.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott Carter, David Lyle and Jason L. Gray (each a "Named Proxy" and collectively, the "Named Proxies"), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mitek Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before said meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before said meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2 AND 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Mitek

Mitek Systems, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the following directors to serve until our 2025 annual meeting of stockholders and until their respective successors have been elected and qualified:				
		FOR	WITHHOLD		
	1.01 Scott Carter	☐	☐		FOR
	1.02 Rahul Gupta	☐	☐		FOR
	1.03 James C. Hale	☐	☐		FOR
	1.04 Susan Repo	☐	☐		FOR
	1.05 Kimberly S. Stevenson	☐	☐		FOR
	1.06 Donna C. Wells	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2024;	☐	☐	☐	FOR
3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement accompanying this notice; and	☐	☐	☐	FOR
4.	To transact such other business as may properly come before the meeting or any adjournment of postponement thereof.				

☐ **To attend the meeting and vote your shares in person, please mark this box.**

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

ANNUAL MEETING OF MITEK SYSTEMS, INC. Date: March 4, 2020 Time: 9:00 AM PST Place: Mitek, 600 B. Street, Suite 100, San Diego, CA. 92101 Please make your marks like this: Use dark black pencil or pen only The Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4. 1: To elect the following seven directors to serve until our 2021 annual meeting of stockholders and until their respective successors have been elected a